UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

OMNICARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 22, 2009

The Annual Meeting of Stockholders of Omnicare, Inc. (the “Company”) will be held at The Embassy Suites-RiverCenter, 10 East RiverCenter Boulevard, Covington, Kentucky, on Friday, May 22, 2009 at 9:00 a.m. local time. The purpose of the Annual Meeting is to consider and act upon:

(1)	the election of eight Directors proposed by the Company;

(2)	an amendment of the Company’s Annual Incentive Plan for Senior Executive Officers (the “Annual Incentive Plan”) and re-approval of the performance criteria thereunder;

(3)	re-approval of the performance criteria under the Company’s 2004 Stock and Incentive Plan (the “Stock and Incentive Plan”);

(4)	the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2009; and

(5)	any other business as may properly be brought before the meeting.

Stockholders of record at the close of business on April 3, 2009 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Whether or not you plan to attend the meeting, please vote your shares by phone, via the Internet or sign and date the enclosed proxy and mail it in the enclosed envelope at your earliest convenience. No postage is required if it is mailed in the United States.

By Order of the Board of Directors

CHERYL D. HODGES
Secretary

Covington, Kentucky

April 21, 2009

YOUR VOTE IS IMPORTANT! TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE VOTE YOUR SHARES BY FOLLOWING THE VOTING INSTRUCTIONS IN THE ENCLOSED PROXY.

GENERAL INFORMATION	1

Stockholders Entitled to Vote	1
Proxies and Voting Procedures	1
Revocation of Proxies	2

ELECTION OF DIRECTORS	3

Nominees	3

GOVERNANCE OF THE COMPANY AND BOARD MATTERS	5

Appointment of John T. Crotty as Non-Executive Chairman of the Board; Retirement of Charles H. Erhart, Jr.; Resignation of Jeffery W. Ubben; Decrease in Authorized Size of the Board.	5
Corporate Governance Guidelines	5
Independent Directors	5
Committees of the Board, Committee Charters and Meetings	7
Selection of Nominees for the Board	8
Code of Ethics	9
Private Sessions of Non-Management Directors	9
Contacting the Board	9
Director Compensation	9
Stock Ownership Guidelines for Directors	11

COMPENSATION DISCUSSION AND ANALYSIS	12

Executive Summary	12
Compensation Program Objectives	12
Overview of Compensation Program	13
Compensation Program Design	14
Base Salary	14
Incentive-Based Compensation	15
2008 Incentive-Based Compensation	15
2009 Compensation Actions	17
Stock Ownership Guidelines for Executives	17
Pension Plans and Non-Qualified Deferred Compensation	18
Perquisites and Other Benefits	19
Employment Agreements	19
Deductibility of Executive Compensation	20

REPORT OF THE COMPENSATION AND INCENTIVE COMMITTEE	21

SUMMARY COMPENSATION TABLE	22

ALL OTHER COMPENSATION	23

2008 GRANTS OF PLAN-BASED AWARDS	25

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	27

OPTIONS EXERCISED AND RESTRICTED STOCK VESTED	31

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OMNICARE, INC.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

PROXY STATEMENT FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors (the “Board”) of Omnicare, Inc. (the “Company” or “Omnicare”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 22, 2009, and any postponement or adjournment of the meeting (the “Annual Meeting”).

Stockholders Entitled to Vote

Stockholders of record as of the close of business on April 3, 2009 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment of the Annual Meeting. As of such date, the Company had outstanding 118,452,885 shares of its common stock, par value $1 per share (“Common Stock”), having one vote per share.

Proxies and Voting Procedures

Many stockholders may not be able to attend the Annual Meeting and, therefore, need to be represented by proxy. In lieu of voting in person at the Annual Meeting, stockholders may vote using one of three alternative methods: (1) by completing the proxy card and mailing it back in the prepaid envelope; (2) via the Internet by going to the Web site www.proxyvote.com and following the instructions for Internet voting on the proxy card; or (3) over the telephone by dialing 1-800-690-6903 and following the instructions for telephone voting on the proxy card.

To constitute a quorum at the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions from voting on any proposal will not be treated as votes cast on such proposal but will be included as shares present at the Annual Meeting. If your shares of Common Stock are held by a broker, the broker will ask you how you want your shares to be voted at the Annual Meeting. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, one of two things can happen, depending upon the type of proposal. For some proposals, such as the election of Directors, the amendment of the Annual Incentive Plan and re-approval of the performance criteria thereunder, re-approval of the performance criteria under the Stock and Incentive Plan and the ratification of the appointment of the independent public accounting firm, the broker may vote your shares at its discretion. But for other proposals, the broker may not vote your shares at all. When that happens, it is called a “Broker Nonvote.” Broker Nonvotes will be treated as not present at the meeting for purposes of calculating the results of the vote on the specific issue. Accordingly, abstentions and Broker Nonvotes have the effect of a negative vote on any proposal where the vote required to pass the proposal is a percentage of the outstanding shares, but only abstentions have the effect of a negative vote when the vote required to pass a proposal is a percentage of the shares present at the Annual Meeting. In the election of Directors, abstentions and Broker Nonvotes, if any, will not count as “votes cast” and will therefore have no effect on the outcome of the vote. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted (1) to elect as Directors the eight persons named below, (2) to approve the amendment of the Annual Incentive Plan and re-approve the performance criteria thereunder, (3) to re-approve the performance criteria under the Stock and Incentive Plan and (4) to ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2009.

This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 21, 2009.

Revocation of Proxies

A proxy may be revoked at any time before it is voted by sending written notice of revocation to the Secretary of the Company at the address set forth below under the caption “Corporate Secretary Address for Notices and Requests” by delivering a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

ELECTION OF DIRECTORS

In accordance with the Company’s Third Amended and Restated By-Laws (the “By-Laws”), by resolution the Board has set the size of the Board at eight members. Directors are elected to serve until the next Annual Meeting or until their respective successors are duly elected and qualified. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election as Directors at the Annual Meeting the eight persons named below. Set forth below is a description of each nominee’s principal occupation during at least the past five years and other pertinent information. Each of the nominees for election as a Director is currently a Director of the Company.

A stockholder may nominate a candidate for election as a Director if the stockholder provides timely proper written notice of the nomination to the Secretary of the Company in advance of the meeting, as more fully set forth below under the caption “Stockholder Proposals for 2010 Annual Meeting—Stockholder Nomination of a Candidate for Election as a Director.” The Board will also consider candidates recommended by stockholders if the recommendation is made in accordance with the procedures set forth below under the caption “Governance of the Company and Board Matters—Selection of Nominees for the Board.”

On December 22, 2008, the Board approved and amended the Company’s by-laws to adopt a majority voting standard for the election of Directors in uncontested elections. The By-Laws provide that in uncontested elections such as that being conducted this year, a Director will be elected by a “majority of the votes cast.” A “majority of votes cast” means that the number of shares voted “for” a Director exceeds the number of votes cast “against” that Director. In an election that is not contested, if a Director does not receive a majority of the votes cast for his or her election, as determined based upon the certified election results, the Director will promptly tender his or her resignation to the Board for consideration by the Nominating and Governance Committee of the Board. The Nominating and Governance Committee will promptly assess the appropriateness of such nominee continuing to serve as a Director and recommend to the Board the action to be taken with respect to such tendered resignation. The Board will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results.

The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Board and for the remaining nominees (except in the case of abstentions with respect to the election of Directors).

Nominees

John T. Crotty Director since 2004 Age: 71	Mr. Crotty is the non-executive Chairman of the Board and has held this position since May 2008. Mr. Crotty is Managing Partner of CroBern Management Partnership LLP and retired President and Chief Executive Officer of CroBern Inc., both firms he co-founded in 1986. Previously, he held several senior management positions during 19 years with American Hospital Supply Corporation. Mr. Crotty is a Director of Owens & Minor, Inc., as well as a Director of three private companies in the healthcare industry.

Joel F. Gemunder Director since 1981 Age: 69	Mr. Gemunder is President and Chief Executive Officer of the Company and has held these positions since May 1981 and May 2001, respectively. Mr. Gemunder was an Executive Vice President of Chemed Corporation (“Chemed”) and Group Executive of its Health Care Group from May 1981 through July 1981 and a Vice President of Chemed from 1977 until May 1981. Mr. Gemunder is a Director of Chemed and Ultratech, Inc.

Steven J. Heyer Director since 2008 Age: 56	Mr. Heyer is currently Chairman and Co-Chief Executive Officer of Electric Eye Entertainment Corp. Mr. Heyer was Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. from October 2004 until April 2007. Prior to joining Starwood, he was President and Chief Operating Officer of The Coca-Cola Company from 2002 to September 2004. From 1994 to 2001, he was President and Chief Operating Officer of Turner Broadcasting System, Inc. and a member of AOL Time Warner’s Operating Committee. Previously, Mr. Heyer was President and Chief Operating Officer of Young & Rubicam Advertising Worldwide, and before that spent 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. Mr. Heyer is a member of the Board of Directors of Lazard Ltd., the National Collegiate Athletic Association and the Special Olympics.

Sandra E. Laney Director since 1987 Age: 65	Ms. Laney is Chairman and Chief Executive Officer of Cadre Computer Resources Co., positions she has held since September 2001. Previously she served as Executive Vice President and Chief Administrative Officer of Chemed from May 2001 and May 1991, respectively, until March 2003. From November 1993 until May 2001, she held the position of Senior Vice President of Chemed. From May 1984 to November 1993, she was a Vice President of Chemed. Ms. Laney is a Director of Chemed.

Andrea R. Lindell, Ph.D., RN Director since 1992 Age: 65	Dr. Lindell is Dean and a Professor of the College of Nursing at the University of Cincinnati, a position she has held since December 1990. Dr. Lindell is also Associate Senior Vice President for Academic Health Affairs and Associate Vice President for the Academic Health Center Clinical Enterprises at the University of Cincinnati. From 1998 to January 2008, she held the position of Associate Senior Vice President of the University of Cincinnati Medical Center. From September 1994 to June 2002, she also held an additional position as Interim Dean of the College of Allied Health Sciences at the University of Cincinnati. From August 1981 to August 1990, Dr. Lindell served as Dean and a Professor of the School of Nursing at Oakland University, Rochester, Michigan. In addition, from September 1977 until August 1981, Dr. Lindell also held the position of Chair, Department of Nursing, of the University of New Hampshire. Dr. Lindell is a Director of Chemed.

James D. Shelton Director since 2008 Age: 55	Mr. Shelton is Chairman of the Board of Legacy Hospital Partners, Inc. (“Legacy”). Prior to his position at Legacy, Mr. Shelton served as Chairman of the Board, President and Chief Executive Officer of Triad Hospitals, Inc. from May 1999 until the organization was sold in 2007. Mr. Shelton is a member of the Board of Directors of Ventas, Inc. Mr. Shelton also serves as a Senior Advisor to CCMP Capital Advisors, LLC.

John H. Timoney Director since 2000 Age: 75	Mr. Timoney is a retired executive of Applied Bioscience International Inc. (“Applied Bioscience”), where he held a number of senior positions from 1986 through 1996, including Vice President, Chief Financial Officer and Treasurer. He was also a Director of Applied Bioscience from September 1986 through June 1995. Mr. Timoney has also held financial and executive positions with IMS Health Incorporated, Chemed and W.R. Grace & Co.

Amy Wallman Director since 2004 Age: 59	Ms. Wallman is a retired audit partner with Ernst & Young International, a position she held from 1984 to July 2001. From 1995 to 2001, she also served as Health Care Industry Leader in Ernst & Young’s healthcare practice based in New York, New York.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE PERSONS NOMINATED BY THE BOARD.

GOVERNANCE OF THE COMPANY AND BOARD MATTERS

Appointment of John T. Crotty as Non-Executive Chairman of the Board; Retirement of Charles H. Erhart, Jr.; Resignation of Jeffery W. Ubben; Decrease in Authorized Size of the Board.

On May 23, 2008, the Company announced that John T. Crotty had been appointed as the new non-executive Chairman of the Board. In addition, effective on May 23, 2008, Charles H. Erhart, Jr. retired as a Director and, on November 14, 2008, Jeffrey W. Ubben resigned as a Director. The Board subsequently reduced the authorized size of the Board from ten to eight members on April 16, 2009 on account of Mr. Erhart’s retirement and Mr. Ubben’s resignation.

Corporate Governance Guidelines

The Board first adopted the Omnicare, Inc. Corporate Governance Guidelines (the “Guidelines”) in May 2004. The Guidelines reflect the principles by which the Company will operate. The Guidelines provide that the Board is elected by the stockholders to provide oversight and guidance to senior management with a view to increasing stockholder value over the long term and that the core responsibility of the Board is to exercise its fiduciary duties to act in the best interests of Omnicare and its stockholders. The Guidelines cover various topics, including, but not limited to, Director independence, Board and committee composition, Board operations, Director compensation and leadership development. The Nominating and Governance Committee of the Board is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board any changes to the Guidelines. A copy of the Guidelines is available at the Company’s Web site (www.omnicare.com) and may also be obtained upon request from the Company’s Corporate Secretary.

Independent Directors

The Guidelines provide that a majority of the members of the Board must be “independent” under the criteria set forth in the New York Stock Exchange (“the NYSE”) listing standards and require the Board to affirmatively determine on an annual basis as to each Board member whether he or she is independent. The criteria for determining independence set forth in the NYSE listing standards are the same categorical standards the Board and the Nominating and Governance Committee use in determining independence.

Pursuant to the NYSE listing standards for determining those Directors that are independent, no Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). In addition:

(i) A Director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a Director from being considered independent following that employment.

(ii) A Director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation. Compensation received by a Director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

(iii)(A) A Director who is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) a Director who has an immediate family member who is a current partner of such a firm; (C) a Director who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) a Director who was, or whose immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time, is not “independent.”

(iv) A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

(v) A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company or charitable organization that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Board and the Nominating and Governance Committee of the Board undertake a review of Director independence each year and have completed such a review in preparation for the Annual Meeting. During the review, the Board and the Nominating and Governance Committee considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under the caption “Transactions with Related Persons—Certain Relationships and Transactions” below. The Board and the Nominating and Governance Committee also examined transactions and relationships between Directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

As a result of this review, the Board and the Nominating and Governance Committee have affirmatively determined that, under the Guidelines and the NYSE listing standards, the following Directors, constituting a majority of the Directors nominated for election at the Annual Meeting, are independent of the Company and its management: Messrs. Crotty, Heyer, Shelton, and Timoney, Dr. Lindell and Ms. Wallman. For additional information, see “Transactions with Related Persons—Certain Relationships and Transactions.”

Committees of the Board, Committee Charters and Meetings

In 2008, the Board had standing the Audit Committee, the Compensation and Incentive Committee (the “Compensation Committee”), the Nominating and Governance Committee and the Executive Committee. With the exception of the Executive Committee, all of the committees were comprised in 2008 (and continue to be comprised) solely of Directors who are independent within the meaning of the Guidelines and the NYSE listing standards. The Charters for each of the Company’s committees are available at the Company’s Web site (www.omnicare.com) and copies may also be obtained upon request from the Company’s Corporate Secretary. The table below shows membership for each of the committees as of December 31, 2008:

Director	Audit	Compensation	Nominating and Governance	Executive
John T. Crotty		✓	✓	Chair
Joel F. Gemunder				✓
Steven J. Heyer		✓
Sandra E. Laney
Andrea R. Lindell	✓	Chair
James D. Shelton	✓		✓
John H. Timoney	✓		Chair	✓
Amy Wallman(a)	Chair

(a)	The Board determined that Ms. Wallman is qualified and was designated as an audit committee financial expert within the meaning of the regulations of the United States Securities and Exchange Commission (the “SEC”), and the Board has determined that she has relevant accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Board and the Nominating and Governance Committee have also affirmatively determined that, under the Guidelines and the NYSE listing standards, Ms. Wallman is independent of the Company and its management.

Audit Committee. Under its Charter, the Audit Committee has sole and direct authority to engage, appoint, evaluate, compensate and replace the independent auditors. The Audit Committee reviews and approves in advance all audit, audit-related and non-audit services performed by the independent auditors (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with the Company’s management regularly to consider the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial reports to the public. The Audit Committee also meets with the independent auditors and with the Company’s financial personnel and internal auditors regarding these matters. Both the Company’s independent auditors and the internal auditors meet regularly with the Audit Committee in private and have unrestricted access to the Audit Committee. The Audit Committee examines the independence and performance of the Company’s independent auditors as well as the performance of the Company’s internal audit function. In addition, among its other responsibilities, the Audit Committee reviews the Company’s critical accounting policies and the Company’s annual and quarterly reports on Forms 10-K and 10-Q, respectively. See “Report of the Audit Committee of the Board” for additional information.

Compensation Committee. Under its Charter, the Compensation Committee’s principal responsibilities are to administer the Company’s compensation plans under which stock may be issued to Directors and executive officers, to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, to approve the Chief Executive Officer’s compensation, to review and approve recommendations of the Chief Executive Officer with respect to the compensation of other executive officers and to report on executive compensation in the Company’s proxy statement.

Nominating and Governance Committee. Under its Charter, the Nominating and Governance Committee’s principal responsibilities are to identify individuals qualified to become Directors, to recommend to the Board nominees for election as Directors by stockholders or to fill vacancies in the Board, to recommend to the Board the appointment of Directors to Board committees, to develop and recommend to the Board a set of Corporate

Governance Guidelines and to review the Guidelines annually to ensure that they are appropriate for the Company and comply with applicable laws, regulations and listing standards, to recommend any desirable changes in the Guidelines to the Board, to recommend other activities to the Board relating to corporate governance and to develop and recommend to the Board, and to oversee the administration of, an annual self-evaluation process for the Board and its committees.

Executive Committee. The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law or under the By-Laws may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board meeting.

Attendance at Board, Committee and Annual Meetings. In 2008, the Board met 14 times, the Audit Committee met nine times, the Compensation Committee met 23 times, the Nominating and Governance Committee met nine times and the Executive Committee met seven times. In 2008, each Director attended more than 75% of the meetings of the Board and of the Committees on which he or she served.

All members of the Board are strongly encouraged, but not required, to attend the Annual Meeting of Stockholders of the Company. All Directors attended the Company’s Annual Meeting in 2008.

Selection of Nominees for the Board

The Board believes that it should be comprised of Directors with varied, complementary backgrounds, and that Directors should, at a minimum, have expertise that may be useful to the Company, such as an understanding of the healthcare industry and practices, the needs of the elderly, technology, finance, accounting, marketing or international matters—all in the context of an assessment of the needs of the Board at a particular time. Directors should be willing and able to devote the required amount of time to Company affairs.

When seeking candidates for Director, the Nominating and Governance Committee may solicit suggestions from incumbent Directors, management and others. Additionally, the Company engages a third-party executive search firm. The third-party executive search firm assists the Committee and the Board in the identification of suitable potential candidates and the initial screening of candidates by, among other things, conducting personal interviews and background checks. After conducting an initial evaluation of a candidate, and depending upon the needs of the Board, the Committee may interview the candidate if it believes the candidate might be a valuable addition to the Board. The Committee may also require the candidate to meet with management. If, based on, among other things, the needs of the Board and the experience and other qualities of other prospective candidates, the Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s nomination.

Pursuant to its policy regarding the consideration of any Director candidates recommended by stockholders, the Nominating and Governance Committee will consider candidates for Director recommended by stockholders applying the criteria for candidates described above and considering the additional information referred to in this paragraph. Stockholders wishing to recommend a candidate for Director should write the Company’s Corporate Secretary and include the following: a statement that the writer is a stockholder (accompanied by appropriate confirmation of such stock ownership) and is proposing a candidate for consideration by the Committee; the name of and contact information for the candidate; a statement of the candidate’s business and educational experience; information regarding each of the factors listed in the first paragraph of this subsection sufficient to enable the Committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company; detailed information about any relationship or understanding between the proposing stockholder and the candidate; and a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Code of Ethics

The Board has adopted the Company’s Code of Business Conduct and Ethics that applies to Directors, officers and employees of Omnicare and its subsidiaries. The Code complies with the requirements of the NYSE and SEC. In addition, the Board has also adopted the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which supplements the Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws and other matters. A copy of both the Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers can be found at the Company’s Web site (www.omnicare.com) and a copy may also be obtained upon request from the Company’s Corporate Secretary.

Private Sessions of Non-Management Directors

As required by the Guidelines, Non-management Directors meet in private sessions without management in conjunction with the regularly scheduled Board meetings in February and August and at other times as may be determined by the Non-management Directors. “Non-management” Directors are all of those Directors who are not Company employees. In addition, if this group of Non-management Directors includes Directors who do not satisfy the independence requirements of the NYSE, an executive session including only “independent” Directors is scheduled at least once a year. The Chairman of the Board presides at meetings of the Non-management Directors and independent Directors to the extent that he is a member of such groups and present at the meetings. Otherwise, such meetings are led by a “Presiding Director” who is chosen by a plurality vote of the Directors present.

Contacting the Board

The Board has a process by which stockholders and other interested parties can send communications to the Board, including the Non-management Directors. Stockholders and other interested parties can send written communications to one or more members of the Board, including the Non-management Directors, addressed to:

Corporate Secretary

Omnicare, Inc.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

All such communications will be forwarded to the relevant Director(s) except for communications unrelated to the Company.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
John T. Crotty	$145,000	$151,245		$0		$0		$296,245
Steven J. Heyer	$53,250	$37,357		$0		$0		$90,607
Sandra E. Laney	$48,000	$126,780		$0		$0		$174,780
Andrea R. Lindell	$144,000	$123,469		$0		$0		$267,469
James D. Shelton	$55,223	$39,858		$0		$0		$95,081
John H. Timoney	$114,250	$123,469		$14,423	(3)	$0		$252,142
Amy Wallman	$90,750	$123,469		$8,921	(3)	$0		$223,140
Charles H. Erhart, Jr.(a)	$69,500	$152,775		$17,849	(3)	$93,467	(4)	$333,591
Edward L. Hutton(b)	$22,500	$305,549	(5)	$0		$200,308	(6)	$528,357
Jeffrey W. Ubben(c)	$38,000	$9,580		$0		$0		$47,580

(a)	Effective May 23, 2008, Mr. Erhart retired as a Director of the Company.

(b)	Effective February 22, 2008, Mr. Hutton retired as the Chairman of the Board and as a Director of the Company.

(c)	Effective November 14, 2008, Mr. Ubben resigned as a Director of the Company.

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123R—Share-Based Payment (“FAS 123R”) for awards of restricted and unrestricted stock granted in or prior to 2008. In calculating these amounts, the estimated compensation cost was based on the fair market value of Omnicare’s common stock on the date of grant. Unrestricted stock awards were expensed during the period granted. The Company recognizes such compensation cost on a straight-line basis over the requisite service periods of the awards, which are generally the vesting period, with the amount of stock award compensation cost recognized as of any balance sheet date being at least equal to the portion of the grant-date value of the award that is vested at that date. These assumptions are described in footnote 11 of the Company’s audited financial statement for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2009.

(2)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123R for awards of stock options granted in or prior to 2008. The Company currently uses the Black-Scholes stock options-pricing model to determine the fair value of stock options on the date of grant, which is affected by Omnicare’s stock price as well as assumptions regarding a number of complex and subjective variables, including, but not limited to, Omnicare’s expected stock price volatility over the expected term of the awards, actual and projected employee exercise behaviors, the risk-free interest rate and the stock’s dividend yield. All stock option awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting period. Assumptions used in the calculations of these amounts are included in footnote 11 of the Company’s audited financial statement for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2009.

(3)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R for stock options awarded under the Omnicare StockPlus Plan.

(4)	In connection with Mr. Erhart’s retirement as a Director of the Company, in recognition of his approximately 27 years of service as a Director, the Board appointed him Director Emeritus and awarded him an honorarium of $155,000, of which $90,416 was paid in 2008 and is included in this amount. In addition, during 2008, Mr. Erhart received an additional fee of $2,667. Such fee was paid in lieu of stock options granted to Directors in previous years. Mr. Erhart was a member of the Compensation Committee of either the Company or an affiliated company on the dates of such grants and thus was ineligible to participate.

(5)	This amount does not include the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R for awards of restricted stock granted to Mr. Hutton during his prior service as an executive officer of the Company.

(6)	In connection with Mr. Hutton’s retirement as the Chairman of the Board and as a Director of the Company on February 22, 2008, in recognition of his approximately 27 years of service to the Company, the Board appointed him Chairman Emeritus and awarded him an honorarium of $343,032, of which $200,102 was paid in 2008 and is included in this amount.

Each non-employee Director is generally paid a $30,000 annual retainer fee (payable at the Director’s election in cash or restricted stock). Each non-employee Director is also generally granted an annual restricted stock award having a value of $125,000 that vests in one installment on the third anniversary of the date of grant. The Chairman of the Board receives a $60,000 annual Board Chairman retainer fee and an annual restricted stock award of $250,000, which also vests in one installment on the third anniversary of the date of grant, along with other fees normally paid to Directors. In addition, the Chairpersons of the Audit and Compensation Committees are each paid a $30,000 annual retainer fee and members of the Audit and Compensation Committees are each paid a $15,000 annual retainer fee (in each case payable at the Director’s election in cash or restricted stock that vests as described above). The Chairman of the Nominating and Governance Committee is paid a $20,000 annual retainer fee and members of the Nominating and Governance Committee are each paid a $10,000 annual retainer fee (in each case payable at the Director’s election in cash or restricted stock that vests as described above). Each non-employee Director also receives a $1,500 fee for attending a meeting either in person or by telephone.

Except with respect to the annual stock grants of 400 shares to each Director that are fully vested upon grant, restricted stock awards granted in 2008 have a three-year, cliff-vesting schedule.

The grant date fair value for awards of restricted stock granted to each of the non-employee Directors in 2008 was as follows: Mr. Crotty - $249,990; Mr. Heyer - $124,995; Ms. Laney - $124,995; Dr. Lindell - $124,995; Mr. Shelton - $136,252; Mr. Timoney - $124,995; Ms. Wallman - $124,995; and Mr. Ubben - $124,995.

The number of outstanding shares of restricted stock held by each of the non-employee Directors as of December 31, 2008 was as follows: Mr. Crotty - 15,600; Mr. Heyer - 5,219; Ms. Laney - 10,381; Dr. Lindell - 10,381; Mr. Shelton - 5,689; Mr. Timoney - 10,381; and Ms. Wallman - 10,381. In addition, Mr. Erhart and Mr. Hutton held 7,902 and 79,158 shares of restricted stock, respectively, that became fully vested upon their retirement from the Board in 2008 and Mr. Ubben held 5,219 shares of restricted stock that were forfeited upon his resignation from the Board in 2008. Mr. Timoney and Ms. Wallman also held 8,890 and 1,874 stock options, respectively, as of December 31, 2008 and Mr. Erhart held 9,050 stock options, all of which became fully vested upon his retirement from the Board in 2008.

Stock Ownership Guidelines for Directors

In order to encourage each Director to achieve and maintain an appropriate ownership stake in the Company, the Company has adopted stock ownership guidelines for its Directors. In May 2005, minimum ownership levels were established for each Director which require that all Directors hold at least 7,500 shares of the Company’s common stock within five years of their appointment to the Board. For 2008, all of the Directors complied with the guidelines.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Committee, referred to in this Compensation Discussion and Analysis as the Committee, has responsibility for establishing, implementing and reviewing all elements of the Company’s executive compensation program. In determining appropriate individual compensation levels for the Company’s officers named in the summary compensation table, who are referred to herein as the executives, the Committee considers individual tenure, experience, skill set, individual and Company performance and competitive market compensation data. For 2008, no significant changes were made in the overall philosophy or structure of the executive compensation program. Consistent with the Company’s objectives described below in the section captioned “Compensation Program Objectives,” the executive compensation program for 2008 was driven by the Company’s philosophy of linking executive compensation to financial and operating performance as well as changes in stockholder value.

In determining 2008 executive compensation, the Committee expressed its collective view that, after two years of volatility in the Company’s business brought about largely by the implementation of Medicare Part D, in 2008, the Company had accomplished the primary goals of the stabilization of its business, restoration of growth, improved profitability and enhanced stockholder value. The major factors considered by the Committee were as follows:

•

The Committee recognized that in 2008 the Company had successfully executed on major operational initiatives designed to address certain Company and industry-specific challenges presented over the past 24 months and to realign the Company’s operating infrastructure to capitalize on the Company’s scale advantages and to promote long-term growth.

•

The Committee attributed the stabilization of the Company and progressive improvement in a number of financial and operational metrics throughout 2008 to the successful execution of these operational initiatives.

•

The Committee also expressed its collective view that the progress made in achieving the Company’s operational objectives had enhanced stockholder value as reflected in its strong financial and stock-price performance for 2008, including:

•	The achievement of adjusted diluted earnings per share for the year that were substantially in excess of the Company’s original budget.

•

An appreciation of approximately +22% in the Company’s stock price for 2008, exceeding both the S&P 500 Stock Index and the S&P 500 Health Care Index, which declined approximately -38% and -24%, respectively, for the same period.

As discussed in more detail below, after consideration of the Company’s strong performance and the Committee’s philosophy of linking executive compensation to financial and operating performance and changes in stockholder value, the Committee determined that, in addition to increases in the base salary of each executive, it would, for the first time since paying cash bonuses for services rendered in 2005, award cash bonuses to the executives.

Compensation Program Objectives

The Company’s executive compensation program is designed to:

•	Directly link executive compensation to the financial and operating performance of the Company and changes in stockholder value.

•	Compensate executives in a way that is internally equitable based upon the level of responsibilities in their respective positions.

•

Attract, retain and motivate qualified executives by providing compensation opportunities that are competitive with the practices of companies that are similar to the Company in either business mix or financial size and complexity.

•

Maintain a balance between the Company’s short- and long-range performance objectives by compensating executives based, in part, on the achievement of current year business plan objectives and, in part, on long-term increases in stockholder value.

Overview of Compensation Program

The Company’s executive compensation program consists of four main elements: base salary, annual bonus, long-term incentives and benefits, all of which are discussed in more detail below. In general, the mix of annual and long-term incentive compensation paid to executives varies with the relative weighting of long-term incentive compensation being larger for greater levels of responsibility. The executives’ compensation includes both cash-based and equity-based awards. The Company does not have specific allocation goals between cash-based and equity-based compensation or between annual and long-term incentive compensation. However, long-term incentive compensation has historically been emphasized over short-term incentive compensation as the Committee believes it reinforces the importance of stockholder value creation over longer periods of time.

Role of Committee. Compensation levels are approved by the Committee based on, among other factors, recommendations of Mr. Gemunder with respect to the executives generally and consultation with Compensation Strategies, Inc. (“Compensation Strategies”), the Committee’s independent compensation consultant. In the case of Mr. Gemunder, the Committee develops compensation levels in consultation with Compensation Strategies in executive session without Mr. Gemunder or any other member of management present. Additional information about the Committee’s authority and responsibilities are described in the section of this Proxy Statement captioned “Governance of the Company and Board Matters—Committees of the Board, Committee Charters and Meetings” on page 7.

Role of Consultants. The Committee has engaged Compensation Strategies to review and advise on executive compensation matters. In 2008, representatives of Compensation Strategies participated in substantially all of the meetings of the Committee. The responsibilities of Compensation Strategies include:

•	Providing executive compensation market data to the Committee and the Company for use in reviewing changes to the compensation and benefits program and in individual executive pay levels.

•	Advising the Committee regarding changes to the Company’s executive compensation and benefits policies and program and individual compensation actions.

•	Attending Committee meetings to provide assistance and input as requested by the Committee.

Role of Management. Mr. Gemunder regularly attends Committee meetings. The Committee also conducts full meetings or portions of meetings in executive session without Mr. Gemunder or any members of management present. The Committee considers recommendations from Mr. Gemunder regarding the performance assessment and compensation levels for the executives generally as well as other employees. Mr. Gemunder develops these recommendations in consultation with Compensation Strategies, including review of competitive survey data provided by Compensation Strategies.

Market Comparison Data. To determine competitive market levels, the Committee periodically reviews total compensation levels for similarly situated executives of a group of peer companies and also considers compensation information of companies outside of the peer group. The peer group included in the review is compiled by Compensation Strategies, on behalf of and in consultation with the Committee. The peer group is comprised of companies that Compensation Strategies and the Committee believe engage in healthcare-related businesses impacted by the same economic influences as the Company or compete with the Company for executive talent. As utilized for compensation purposes, this peer group is size-adjusted through the use of regression analysis to make it comparable to Omnicare’s revenue level. Compensation Strategies and the Committee undertake a peer group review of Mr. Gemunder’s compensation each year. With respect to the other executives, a peer group review is performed when the Committee determines it is necessary in connection with a compensation decision relating to the executives.

Comparison Group. As of the last review, the peer group included the following publicly traded companies with annual revenues ranging from approximately $1.2 billion to $101.7 billion:

Abbott Laboratories	DaVita, Inc.	Merck & Co., Inc.
Allergan, Inc.	Eli Lilly and Company	Mylan Inc.
AmerisourceBergen Corporation	Express Scripts, Inc.	PharMerica Corporation
Amgen Inc.	Forest Laboratories, Inc.	Pfizer Inc.
Baxter International Inc.	Genentech, Inc.	Rite Aid Corporation
Becton, Dickinson and Company	Johnson & Johnson	Schering-Plough Corporation
Bristol-Myers Squibb Company	King Pharmaceuticals, Inc.	Walgreen Co.
Cardinal Health, Inc.	McKesson Corporation	Watson Pharmaceuticals, Inc.
Catalyst Health Solutions, Inc.	Medco Health Solutions, Inc.	Wyeth
CVS/Caremark Corporation	Medtronic, Inc.

Use of Tally Sheets. In making compensation decisions, the Committee reviews a “tally sheet” for each executive. The tally sheet assigns a dollar value to each compensation element for each executive, including base salary, annual and long-term incentives, benefits and perquisites. The Committee believes that the tally sheet is useful in evaluating each executive’s total compensation in relation to market practice and individual performance.

Compensation Program Design

The elements of the Company’s compensation program are base salary, incentive-based compensation, including annual incentives and long-term incentives, and perquisites and various other benefit plans. The composition of 2008 compensation for the executives is described below.

Base Salary

The Company’s policy is to set salaries for the executives at levels that are sufficient to attract, retain and motivate highly qualified executives, based on the relative value of each position as measured against the market, and to maintain internal equity. To achieve this, the Company considers market data from the Company’s peer group and establishes base salaries based on an assessment of each executive’s tenure, experience, responsibilities, skill set and individual and Company performance. The executives’ base salaries are reviewed and approved periodically by the Committee, and the Committee has historically reviewed base salaries at intervals of 14 months or longer, in accordance with Company policy. The Committee determines when to review base salaries based on its consideration of the Company’s performance, incentive compensation payments to executives, and cumulative salary movement in the marketplace.

In November 2008, the Committee reviewed the salaries of the executives, taking into consideration the criteria described above, the recommendations of Mr. Gemunder relating to the executives generally (other than himself) and the review by Compensation Strategies of cumulative salary movement in the market place. The Committee determined to increase the base salaries of the executives, between 4.8% and 7.9% on an annualized basis. The Committee approved these upward adjustments as merit increases and to align salaries with general market increases. Compensation Strategies advised the Committee that, collectively, the adjusted salaries were below the size-adjusted 50th percentile for similarly situated executives at companies within the Company’s peer group.

Incentive-Based Compensation

Annual Incentives. The Company currently provides an annual incentive opportunity to the executives, and other eligible executives and key employees, under the Company’s annual incentive program. The annual incentive opportunity is primarily provided to the executives through the Annual Incentive Plan. Any compensation awarded under the annual incentive program is contingent upon the Committee’s review of the previously established operational and financial factors set forth in the performance objectives for the current year. The Committee believes that the executives, and other eligible employees, are thereby motivated to perform in the current year relative to the operational and financial factors. Furthermore, the annual incentive program is intended to attract, retain and motivate qualified executives by providing an opportunity for an annual incentive that represents a substantial portion of potential aggregate compensation each fiscal year and is competitive with the market for each position.

Historically, in making awards under the annual incentive program, the Committee has not set specific targets or established formulae with respect to individual bonus amounts or performance objectives nor assigned relative weights to any operational or financial factor. Rather, the Committee has typically evaluated each executive in light of its determination of the applicability of each operational and financial factor to such executive. In addition, the Committee has historically reviewed market data for peer group companies, evaluated the individual performance of the executives and considered recommendations from Compensation Strategies in determining the actual bonuses paid under the annual incentive program.

Long-Term Incentives. The stock incentive program, in the form of discretionary restricted stock and stock option grants, is the basis of the Company’s long-term incentive plan for executives. The Company believes that this program is an effective way to retain and compensate executives based, in part, on long-term increases in stockholder value and, in part, on performance relative to operational and financial objectives that are designed, in large measure, to generate long-term stockholder value. In addition, the Company believes that this program aligns executive and long-term stockholder interests by creating a link between executive compensation and stockholder return. The Company has at times granted equity awards in place of, or in addition to, cash compensation as it is more closely linked to increases in long-term stockholder value.

Stock options are granted at or above fair market value and generally vest, or become exercisable, over four years. Restricted stock awards have vesting restrictions based on continued employment that generally lapse over ten years. The Committee has been advised that the ten-year vesting period is longer than that generally used by comparable companies and is designed to help retain executives and align their interests with the long-term interests of the Company and its stockholders. Both the amounts of restricted stock awards and the proportion of stock options increase as an executive’s salary and responsibilities increase.

2008 Incentive-Based Compensation

2008 Performance Objectives. On March 26, 2008, the Committee established operational and financial factors comprising the fiscal year 2008 performance objectives. The Committee emphasized the importance of the operational factors owing to the necessity of the Company to focus on the implementation of major initiatives to realign its operating infrastructure to capitalize on the Company’s scale advantages and to promote long-term growth. In addition, the operational factors were determined to be particularly relevant to certain Company and industry-specific challenges, first presented in 2006, relating largely to the introduction and ongoing development of Medicare Part D, one of the most significant changes in payor systems in the history of the long-term care pharmacy industry. The Committee established:

•

Operational factors primarily related to the executives’ responsibilities to implement the Omnicare Full Potential Plan, which is designed to restructure pharmacy operations to increase productivity, reduce costs and enhance long-term growth.

•	Other operational factors as part of the performance objectives including continued growth of the Company’s core pharmacy business, product or service expansions, growth in the customer base,

continued efforts to reduce costs, as well as to manage the transition of the Company to the new regulatory environment created by Medicare Part D, furthering organizational and executive development, continued execution of the Company’s acquisition program and an overall strategic positioning of the Company’s assets.

•	Financial factors that included revenue and earnings performance, profitability, cash flows from operations and return on investment.

The Committee also determined that the operational and financial factors would be assessed in the context of how the Company responded to the changing market place, as well as how the Company performed relative to its peer group. The Committee also established that specific relative weights would not be assigned to each financial and operational performance factor, since the relative importance of each factor varies depending upon the executive’s responsibilities. In addition, the Committee did not establish specific targets with respect to the operational or financial factors. As a result, the Committee established that each executive would be evaluated on an individual basis in light of the financial and operational performance factors and the applicability of such factors to each executive.

2008 Incentive-Based Awards. On March 25, 2009, the Committee met to determine whether to pay cash bonuses under the annual incentive program based upon a review of the previously established 2008 performance objectives relative to the Company’s actual 2008 performance. At the meeting, the Committee expressed its collective view that, after two years of volatility in the Company’s business brought about largely by the implementation of Medicare Part D, in 2008, the Company had accomplished the primary goals of the stabilization of its business, restoration of growth, improved profitability and enhanced stockholder value. Specifically, with respect to the previously established operational factors, the Committee recognized that in 2008 the Company had, among other things:

•

Made substantial progress in the implementation of the Omnicare Full Potential Plan and the process reengineering of its business model, including the construction and build-out of hub pharmacy structures, installation of automation technology and ramp-up to targeted capacity, implementation of document imaging technology and regionalization of billing centers. The Committee also noted that in 2008 the Company began to achieve cost savings from this program.

•

Accomplished operational objectives designed to increase productivity and reduce costs, as well as to mitigate operational challenges brought about by Medicare Part D, including cost reductions in pharmaceutical and non-pharmaceutical purchasing, enhanced pharmaceutical packaging productivity and improved claims resolution and billing efficiencies.

•

Executed on strategies for continued growth, including improved customer retention and increased new customer development in the Company’s core pharmacy business, the completion of 11 institutional pharmacy acquisitions and increased the Company’s presence in specialty pharmacy services through organic growth and the completion and integration of an acquisition in this market.

In reviewing the Company’s performance versus its objectives, the Committee determined that the successful execution of its operational initiatives had contributed to progressive improvement in the Company’s financial performance, including:

•	Sequentially expanded profit margins and increased adjusted diluted earnings per share from the first quarter to the fourth quarter of 2008.

•	A return to year-over-year growth in adjusted diluted earnings per share in the latter half of 2008.

•	Increased sales, adjusted earnings before interest, taxes, depreciation and amortization, adjusted net income and adjusted diluted earnings per share for the full year 2008 as compared to 2007.

•	Achieved operating cash flow of $438 million which enabled the investment of $226 million in acquisitions, nearly $100 million of debt repayment and $100 million of common stock repurchases.

Finally, the Committee expressed its collective view that the progress made in achieving the Company’s operational objectives had enhanced stockholder value as reflected in its strong financial and stock-price performance for 2008, including:

•	The achievement of adjusted diluted earnings per share for the year that were substantially in excess of the Company’s original budget.

•

An appreciation of approximately +22% in the Company’s stock price for 2008, exceeding both the S&P 500 Stock Index and the S&P 500 Health Care Index, which declined approximately -38% and -24%, respectively, for the same period.

The various adjusted financial criteria considered by the Committee were adjusted in each case to account for the Special Items referred to in the Company’s annual report on Form 10-K filed with the SEC on February 26, 2009. After reviewing and evaluating the Company’s operational and financial performance and examining market data for peer group companies, Compensation Strategies also made recommendations to the Committee regarding 2008 cash bonuses for each executive. The recommendations of Compensation Strategies were in part based upon its determination of the typical target percentage relative to base salary for annual cash bonuses made to similarly situated executives at companies within the Company’s peer group.

The Committee evaluated each executive in light of the Company’s performance relative to the operational and financial factors discussed above, evaluated the individual performance of the executives, reviewed market data for peer group companies and reviewed the recommendations of Compensation Strategies. In its evaluation of each executive, the Committee did not assign specific weights to the financial and operational factors. The Committee also acknowledged that, given the volatility in the business, no cash bonuses had been paid to the executives since those awarded for services rendered in 2005; however the Committee determined that performance in 2008 and the resulting achievement in restoring growth and improving profitability warranted the payment of cash bonuses. Taking all of these factors into account, the Committee determined that annual cash bonuses to the executives for 2008 would be as follows: Mr. Gemunder, $5,125,000, Mr. Keefe, $1,272,188; Mr. Froesel, $657,872; Ms. Hodges, $647,522; and Mr. Stamps $652,050. The Committee currently intends to determine grants of equity-based long-term incentive compensation at a later date in 2009.

2009 Compensation Actions

On March 25, 2009, the Committee established 2009 annual performance objectives for the annual incentive program based on earnings per share of the Company. The Committee established a 2009 target award under the annual incentive program for each executive as a percentage of base salary. Any award paid to an executive will be calculated based on a predetermined percentage of such executive’s target award corresponding to the percentage of the performance objective actually achieved. Each executive’s maximum possible award is 200% of such executive’s target award and there may be no awards paid unless 80% or more of the performance objective is achieved. These awards are subject to adjustment as described below or as the Committee may otherwise determine.

The Committee may adjust the amount of any awards as determined above by applying a multiplier to such awards, in the case of executives, of 0.5x to 1.25x to reflect individual performance. The Committee may also adjust the performance objective and the amount of each award to reflect unexpected events. Awards generally will be paid in cash, but the Committee may elect to pay all or a portion of any award in restricted stock of the Company. All awards are subject to the Committee’s downward discretion. The Committee intends that this approach to the annual incentive program will further link executive compensation to financial and operating performance in accordance with the Company’s executive compensation philosophy.

Stock Ownership Guidelines for Executives

To directly and materially link executive compensation to the financial and operating performance of the Company and increases in stockholder value, the Company has historically encouraged the ownership of stock of the Company by executives in a number of ways. For example, a broad group of employees, including all of the executives and other members of senior management, are paid a significant portion of their incentive compensation in the form of restricted stock. In addition, periodic stock option grants are made to key employees, including all of the executives and other members of senior management. Employees of the Company generally are provided the opportunity to own Company stock through various benefit programs, such as the Omnicare Employees’ Savings & Investment Plan (the “S&I Plan”), and the Omnicare StockPlus Plan, a broad-based stock purchase and stock option program.

In February 2002, the Company adopted stock ownership guidelines for its officers to further encourage its officers to achieve and maintain an ownership interest in the Company and thereby link the officers’ individual wealth opportunities to the financial and operating performance of the Company and increases in stockholder value. The recommended stock ownership levels set forth in the guidelines are based on a multiple of base salary, ranging from a goal of five times base salary for the President and Chief Executive Officer to between one and three and one-half times base salary for other officers. Each of the executives has met the established guidelines. Until an officer of the Company has reached his or her target ownership, he or she is required to hold 50%, in the case of officers other than vice presidents, and 20%, in the case of vice presidents, of the after-tax number of shares acquired by the executive upon the exercise of stock options or the vesting of restricted stock awards.

Pension Plans and Non-Qualified Deferred Compensation

Pension and deferred compensation benefits are intended to be part of a competitive compensation program necessary to attract and retain employees. To assist employees in preparing financially for retirement, the Committee believes that it is important to provide the Company’s employees, including the executives, with the opportunity to maintain a portion of their respective incomes following retirement. These retirement plans are discussed in more detail on pages 31 to 35.

Qualified Plans. The executives participate in the S&I Plan and certain of the executives have benefits under the discontinued Omnicare General Pension Plan, or General Pension Plan, and the discontinued Omnicare Employee Stock Ownership Plan, or ESOP, which we refer to collectively as the Qualified Pension Programs. The S&I Plan and, where applicable, the General Pension Plan and ESOP are designed to provide eligible employees of the Company and its affiliates with income during retirement.

Non-Qualified Plans. The executives also participate in an Excess Benefit Plan and a Rabbi Trust Deferred Compensation Plan. The Company maintains these plans to provide non-qualified pension benefits to its designated employees, including the executives. The Excess Benefit Plan is intended to make executives whole for the limitation of benefits due to requirements of the Internal Revenue Code and, with respect to the Excess Pension Benefit portion of the Excess Benefit Plan, which is referred to as the Excess Pension Plan, to compensate participants in the Excess Benefit Plan for the loss of benefits they previously had under the General Pension Plan. The plans also provide the executives with an opportunity to maintain a portion of their respective incomes after retirement. All of the executives who participate in the Excess Pension Plan were participants in the General Pension Plan at the time of its discontinuation in December 1993. The executives also participated in the 2002 Supplemental Benefit Plan, which is referred to as the SERP II. However, in February of 2008, all participants received a lump sum payment of all their fully accrued benefits under the SERP II and the SERP II was terminated.

The Excess Pension Plan and the SERP II are discussed in more detail on pages 32 and 33. The Excess Savings Benefit portion of the Excess Benefit Plan, which is referred to as the Excess Savings Plan, and the Rabbi Trust Deferred Compensation Plan are discussed in more detail on page 35.

Perquisites and Other Benefits

The executives are offered a variety of perquisites that are intended to attract, retain and motivate qualified executives by providing benefits that are competitive with the practices of companies that are similar to the Company in either business mix or financial size and complexity. In addition, the Company believes that the perquisites generally enable the executives to devote more time to Company business. The executives also participate in health and welfare benefits that the Company generally makes available to all employees in order to maintain a healthy, focused and productive workforce.

The perquisites provided to executives include personal use of the corporate aircraft, personal tax, financial planning and bookkeeping services, personal use of company cars, car parking services and meals at work. The Company has adopted a security policy that requires Mr. Gemunder to use Company-owned aircraft for business and personal travel. Charitable donations have also been made to an educational institution to endow a professorship in the name of Mr. Gemunder. Details regarding the amounts of certain perquisites are provided in the summary compensation table and accompanying footnotes below. The Company also provides split-dollar life insurance for certain of the executives. The terms of the split-dollar life insurance agreements are described on page  42.

Employment Agreements

The Company entered into an employment agreement with each of Mr. Gemunder in 1988, Mr. Keefe in 1993, Mr. Froesel in 1996, Ms. Hodges in 1988 and Mr. Stamps in 1999. The employment agreements are summarized on pages 40 to 42.

The employment agreements are intended to attract and retain the executives and to ensure that the Company receives the ongoing benefit of their experience, skills and achievements. In addition to the foregoing, the Committee has generally tried to tailor definitions of “cause” and “good reason” to prevent unfair termination by the Company or the executive. Finally, as noted on page 13, the Committee has historically emphasized long-term incentive compensation, in the form of stock-based awards, over short-term cash incentive compensation, particularly for those executives with higher compensation or greater responsibilities. The Committee believes this reinforces the importance of stockholder value creation over longer periods of time. Accordingly, the severance provisions under the employment agreements are generally structured to emphasize the link between the executives’ severance and the value of the stock-based awards granted to them during their employment as well as to make the executives whole for base salary and short-term incentive compensation that the executives would be denied because the Company denied them the opportunity to fulfill the terms of the employment agreements. In November 2008, in recognition of the increased level of responsibility Mr. Stamps has assumed within the Company, the Committee approved an amendment to his employment agreement in order to make it commensurate with those of similarly situated officers of the Company. Mr. Stamps’ employment agreement is summarized on pages 41 and 42.

The employment agreements contain certain enhanced rights upon a change of control of the Company. By providing for these rights, the Committee believes that the executives’ economic interests are aligned with the stockholders’ interest in maximizing stockholder value in the event of a potential change of control of the Company. Additionally, these arrangements are intended to mitigate the financial impact to executives if their employment is terminated as a result of a change of control and provide them with incentives to remain with the Company despite uncertainties that may arise while a potential change of control transaction is under consideration or pending.

The employment arrangements also provide gross-ups for the executives from any taxes due under Section 4999 of the Internal Revenue Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit to individuals without regard to the effect of the excise tax, the Committee has determined that 4999 gross-up payments are appropriate for the executives.

Information regarding applicable payments under the change of control severance arrangements is provided under the heading “Potential Payments Upon Termination or Change of Control—Change in Control” on pages 36 to 39.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the amount that may be deducted by a publicly held company for compensation paid each year to each of its five most highly paid executive officers. Section 162(m) excludes compensation that qualifies as “performance-based compensation” under Section 162(m). The Annual Incentive Plan and the Stock and Incentive Plan, each approved by the Company’s stockholders, permit the award of exempt performance-based compensation. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation.

REPORT OF THE COMPENSATION AND INCENTIVE COMMITTEE

The Compensation and Incentive Committee of the Board has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation and Incentive Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis,” as it appears on pages 12 to 20, be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The Compensation Committee:

Andrea R. Lindell, Ph.D., RN, Chairperson

John T. Crotty

Steven J. Heyer

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Joel F. Gemunder	2008	$1,816,667	$5,125,000	$9,626,639	$1,301,083	$0	$10,126,682	$757,517	$28,753,588
President and Chief Executive Officer	2007	$1,666,667	$0	$9,285,825	$1,024,520	$0	$8,206,287	$744,999	$20,928,298
	2006	$1,600,000	$0	$9,017,964	$898,494	$0	$17,073,000	$836,234	$29,425,692

Patrick E. Keefe	2008	$548,333	$1,272,188	$1,681,748	$189,678	$0	$1,306,050	$58,415	$5,056,412
Executive Vice President and Chief Operating Officer	2007	$471,333	$0	$1,633,007	$138,902	$0	$1,982,589	$38,941	$4,264,772
	2006	$437,000	$0	$1,682,272	$177,532	$0	$2,281,000	$42,482	$4,620,286

David W. Froesel, Jr.	2008	$540,000	$657,872	$1,391,415	$198,973	$0	$581	$239,876	$3,028,717
Senior Vice President and Chief Financial Officer	2007	$493,000	$0	$1,448,259	$154,085	$0	$100,642	$252,640	$2,448,626
	2006	$472,000	$0	$1,504,459	$178,031	$0	$3,000	$149,705	$2,307,195

Cheryl D. Hodges	2008	$434,167	$647,522	$1,172,209	$187,892	$0	$802,633	$38,351	$3,282,774
Senior Vice President and Secretary	2007	$396,667	$0	$1,228,056	$149,832	$0	$1,199,385	$28,300	$3,002,240
	2006	$380,000	$0	$1,281,673	$163,504	$0	$1,363,000	$36,043	$3,224,220

Jeffrey M. Stamps	2008	$395,211	$652,050	$341,342	$110,622	$0	$424	$33,568	$1,533,217
Vice President and Senior Vice President- Field Operations of the Pharmacy Operations Group	2007	$362,308	$0	$326,102	$80,757	$0	$0	$34,112	$803,279

(1)	The Company’s methodology with respect to annual incentives for 2008 is discussed in more detail in the Compensation Discussion and Analysis on pages 12 to 20.

(2)	The amounts in this column do not represent the value of awards granted to the executives for 2008 performance on the grant date of such awards. Rather, SEC disclosure rules require that the Summary Compensation Table include as 2008 compensation the value of restricted stock and stock option awards expensed by the Company in 2008 in accordance with FAS 123R, including restricted stock and stock option awards granted to the executives in prior years.

(3)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123R, for awards of restricted stock granted in or prior to 2008. In calculating these amounts, the estimated compensation cost was based on the fair market value of Omnicare’s common stock on the date of grant. The Company recognizes such compensation cost on a straight-line basis over the requisite service periods of the awards, which are generally the vesting period, with the amount of stock award compensation cost recognized as of any balance sheet date being at least equal to the portion of the grant-date value of the award that is vested at that date. These assumptions are described in footnote 11 of the Company’s audited financial statement for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2009.

(4)

The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123R, for awards of stock options granted in or prior to 2008. The Company currently uses the Black-Scholes stock options-pricing model to determine the fair value of stock options on the date of grant, which is affected by Omnicare’s stock price as well as assumptions regarding a number of complex and subjective variables, including, but not limited to, Omnicare’s expected stock price volatility over the expected term of the awards, actual and projected employee exercise behaviors, the risk-free interest rate, and the stock’s dividend yield. All stock option awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting period. Assumptions used in the calculations of these amounts are included in footnote 11 of the Company’s audited financial statement for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2009.

(5)	The amounts reported in this column are comprised of changes between December 31, 2007 and December 31, 2008 in the actuarial present value of the accumulated pension benefits of each of the executives in the General Pension Plan and the Excess Pension Plan, if applicable, to such executive. Accumulated pension benefits are calculated in accordance with the terms of the plans, which are described on pages 32 and 33, and will vary based on an executive’s compensation and years of credited service to the Company under the plan. The executives have varying levels of credited service under the plans, up to 44 years, as set forth in detail on page 31. Changes in the actuarial present value of the accumulated pension benefits in the General Pension Plan and the Excess Pension Plan are determined using assumptions, including the applicable discount rate and other actuarial assumptions, included in footnote 12 of the Company’s audited financial statement for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2009. There were no above-market earnings under the Excess Savings Plan. The amounts listed for Mr. Froesel and Mr. Stamps represent above-market earnings under the Rabbi Trust Deferred Compensation Plan (based upon the actual earnings of the investment funds of the rabbi trust in excess of 120% of the applicable long-term federal rate).

(6)	The following table shows the detail of “All Other Compensation” included in the Summary Compensation Table:

ALL OTHER COMPENSATION

Name	Gross-Up Payments (attributable to the Split Dollar Bonus) ($)(a)	Gross-Up Payments (attributable to the Personal Use of Aircraft) ($)(b)	LTC Insurance Premiums ($)(c)	Executive Life Insurance Payment ($)(d)	Bonus for Split-Dollar Life Insurance Premiums ($)(e)	Company Contributions to Defined Contribution Plans ($)(f)	Perquisites and Personal Benefits ($)		Total ($)
Joel F. Gemunder	$63,390	$403	$13,509	$71	$85,938	$57,049	$537,157	(g)	$757,517
Patrick E. Keefe	$6,471	$0	$5,959	$1,416	$8,687	$17,563	$18,319	(h)	$58,415
David W. Froesel, Jr.	$5,388	$0	$4,293	$1,416	$7,117	$221,662	$—	(j)	$239,876
Cheryl D. Hodges	$3,534	$779	$3,306	$1,218	$4,356	$13,755	$11,403	(i)	$38,351
Jeffrey M. Stamps	$1,366	$0	$2,394	$71	$1,725	$28,012	$—	(j)	$33,568

(a)	Represents reimbursement by the Company of the taxes incurred as a result of imputed income from Company paid bonus to pay employee portion of premiums under split-dollar life insurance agreements.

(b)	Represents reimbursement by the Company of the taxes incurred as a result of imputed income from personal use of corporate aircraft.

(c)	Represents premiums paid by the Company for the executive’s participation in the Company’s long-term care plan.

(d)	Represents premiums paid by the Company for the executive’s life insurance policy.

(e)	Represents bonus paid to the executive for payment of the cost of the executive’s portion of premiums under split-dollar life insurance agreements. See “Split-Dollar Insurance Agreements” on page 42.

(f)	Represents value of Company matching contributions under the S&I Plan, Company contributions to the Excess Savings Plan and, in the case of Messrs. Froesel and Stamps, Company contributions to the Rabbi Trust Deferred Compensation Plan.

(g)	Perquisites provided by the Company to Mr. Gemunder in 2008 included personal tax planning, executive bookkeeping services, personal use of a company car, personal use of the corporate aircraft, parking services, meals at work and miscellaneous gifts. In 2004, the Board of Directors established the Joel F. Gemunder Professorship of Strategy and Finance at the University of Chicago Booth School of Business. The Company has pledged a total of $2 million over a 5-year period to the University for the endowment of the professorship, and since 2004, has donated $400,000 per year towards such amount. The final annual payment in connection with this endowment was made in 2008.

(h)	Perquisites provided by the Company to Mr. Keefe in 2008 included personal tax planning, parking services, meals at work and miscellaneous gifts.

(i)	Perquisites provided by the Company to Ms. Hodges in 2008 included personal tax planning, personal use of a company car, parking services, meals at work and miscellaneous gifts.

(j)	Indicates where the total value of all perquisites and personal benefits for the applicable executive is less than $10,000.

2008 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date		Stock Awards: Number of Shares of Stock or Units (#)(2)	Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price of Option Award on Grant Date ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Joel F. Gemunder	5/12/08	(1)	179,357				$4,259,729
	2/5/08			2,384	$22.64		$15,162
	5/7/08			2,596	$20.87	$21.04	$16,433
	5/12/08			222,629	$23.75	$24.72	$1,685,302
	5/23/08		400				$9,580
	8/6/08			1,798	$30.54		$17,045
	11/6/08			2,074	$25.96		$17,899

Patrick E. Keefe	5/12/08	(1)	31,906				$757,768
	5/12/08			41,565	$23.75	$24.72	$314,647

David W. Froesel, Jr.	5/12/08	(1)	31,439				$746,676
	5/12/08			36,675	$23.75	$24.72	$277,630

Cheryl D. Hodges	5/12/08	(1)	27,228				$646,665
	2/5/08			476	$22.64		$3,027
	5/7/08			516	$20.87	$21.04	$3,266
	5/12/08			31,785	$23.75	$24.72	$240,612
	8/6/08			358	$30.54		$3,394
	11/6/08			412	$25.96		$3,556

Jeffrey M. Stamps	5/12/08	(1)	22,175				$526,656
	5/12/08			24,450	$23.75	$24.72	$185,087

(1)	Grants of restricted stock were made to the executives on May 12, 2008 by the Compensation Committee after considering the satisfaction of financial and operational objectives for 2007. More detail with respect to the Company’s policies underlying the long-term incentive program is provided in the Compensation Discussion and Analysis on pages 12 to 20.

(2)	Restricted stock awards granted in 2008 generally vest based upon continued employment in equal installments over 10 years and awards granted to Mr. Gemunder vest ratably over 3.25 years after the date of grant (the date his employment agreement expires). Awards are subject to earlier vesting upon death, disability, retirement under a retirement plan of the Company at or after normal retirement age with the consent of the Compensation Committee, a termination without “cause” following attainment of age 65 and at least 10 years of service (except with respect to Mr. Stamps), or any termination following a change in control of the Company. For purposes of these Awards, “cause” is as defined in the executive’s employment agreement. A “change of control” is defined generally as: (i) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, (ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, (iii) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or (iv) during any period of two consecutive years if the individuals who compose the Board of the Company no longer constitute a majority of the Board, unless the nomination of the new Directors was approved by at least 50% of the Directors at the beginning of such period. The 400 shares granted to Mr. Gemunder on May, 23, 2008 were granted for his service as a Director of Omnicare. Such award vested fully on the date of the grant.

(3)	Stock options granted in 2008 vest based upon continued employment in equal installments over four years; provided that stock options granted for Mr. Gemunder vest ratably over 3.25 years after the date of grant (the date his employment agreement expires). Stock options granted under the Stock Plus Plan vest upon continued employment on the fourth anniversary of the date of grant. All options vest upon death, disability, a termination other than for cause and upon a change in control. In addition, in the event of retirement under a retirement plan of the Company at or after normal retirement age, the vesting of shares shall continue for an additional three months. Vested stock options remain exercisable: (i) for three months or the remaining life of the option, whichever is shorter, from termination on account of a termination without cause; (ii) for 15 months or the remaining life of the option, whichever is shorter, from termination if for retirement, death or disability; and (iii) for their remaining life upon the occurrence of a change in control of the Company that occurs while an employee is still employed. For purpose of these stock option grants, “cause” and “change in control” are as defined above under the 2008 restricted stock awards. Notwithstanding the foregoing, certain executives’ employment agreements provide that a termination without cause will be treated as retirement.

(4)	Stock options are granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant. “Fair market value” is defined under the 2004 Stock and Incentive Plan to be the closing price of a share of the Company’s stock on the NYSE on the first trading date preceding the date as of which fair market value is to be determined or, in the absence of any reported sales of the Company’s stock on such date, on the first preceding date on which any such sale shall have been reported. Where the closing market price is not indicated for a particular grant, the closing market price was equal to or less than the exercise price.

(5)	The fair value with respect to stock options represents the fair value on the date of grant using the Black-Scholes stock options-pricing model and other assumptions described in footnote 11 of the Company’s audited financial statement for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2009. The fair market value with respect to stock awards of restricted stock represents the fair market value on the date of grant. Only a portion of these amounts are currently included in the amount expensed in accordance with FAS 123R in 2008 for restricted stock grants and stock options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Joel F. Gemunder(1)	900,000		$15.42	7/1/2009	776,134	(3)	$21,545,480	(4)
	325,000		$16.56	5/15/2010
	1,716		$10.59	8/9/2010
	1,714		$16.53	11/14/2010
	1,366		$21.11	2/9/2011
	1,372		$20.97	5/10/2011
	1,174		$23.98	8/10/2011
	1,454		$19.74	11/5/2011
	390,000		$19.83	11/7/2011
	1,362		$20.75	2/7/2012
	1,238		$27.80	5/7/2012
	550,000		$27.02	5/20/2012
	1,568		$21.98	8/8/2012
	1,514		$22.08	11/6/2012
	1,374		$25.06	2/7/2013
	1,312		$26.17	5/8/2013
	1,032		$33.48	8/7/2013
	1,136		$36.90	11/7/2013
	275,000		$41.62	12/30/2013
	990		$42.68	2/6/2014
	1032		$40.33	5/7/2014
	1568		$26.78	8/6/2014
	460,000		$27.60	11/3/2014
	1,460		$28.05	11/4/2014
		1,338	$30.79	2/6/2015
		1,206	$34.60	5/5/2015
		930	$49.95	8/4/2015
	420,000		$54.75	11/2/2015
		876	$55.00	11/6/2015
		926	$52.25	2/5/2016
		834	$57.51	5/7/2016
		1,042	$46.10	8/7/2016
		1,254	$38.28	11/6/2016
	147,500	147,500	$40.06	12/19/2016
		1,182	$40.60	2/8/2017
		1,414	$33.97	5/6/2017
		1,404	$34.20	8/6/2017
		2,054	$25.32	11/7/2017
		2,384	$22.64	2/4/2018
		2,596	$20.87	5/6/2018
		222,629	$23.75	5/11/2018
		1,798	$30.54	8/5/2018
		2,074	$25.96	11/5/2018

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Patrick E. Keefe(2)	26,250		$19.83	11/7/2011	140,888	(3)	$3,911,051	(4)
	120,000		$27.02	5/20/2012
	50,000		$41.62	12/30/2013
	70,000		$27.60	11/3/2014
	59,500		$54.75	11/2/2015
	21,500	21,500	$40.06	12/19/2016
		41,565	$23.75	5/11/2018

David W. Froesel, Jr.(2)	26,250		$19.83	11/7/2011	153,417	(3)	$4,258,856	(4)
	120,000		$27.02	5/20/2012
	60,000		$41.62	12/30/2013
	100,000		$27.60	11/3/2014
	77,000		$54.75	11/2/2015
	23,850	23,850	$40.06	12/19/2016
		36,675	$23.75	5/11/2018

Cheryl D. Hodges(1)	312		$21.11	2/9/2011	128,788	(3)	$3,575,155	(4)
	300		$20.97	5/10/2011
	258		$23.98	8/10/2011
	318		$19.74	11/5/2011
	61,670		$19.83	11/7/2011
	300		$20.75	2/7/2012
	254		$27.80	5/7/2012
	100,000		$27.02	5/20/2012
	326		$21.98	8/8/2012
	312		$22.08	11/6/2012
	284		$25.06	2/7/2013
	270		$26.17	5/8/2013
	214		$33.48	8/7/2013
	222		$36.90	11/7/2013
	50,000		$41.62	12/30/2013
	194		$42.68	2/6/2014
	204		$40.33	5/7/2014
	308		$26.78	8/6/2014
	84,000		$27.60	11/3/2014
	286		$28.05	11/4/2014
		264	$30.79	2/6/2015
		236	$34.60	5/5/2015
		184	$49.95	8/4/2015
	65,800		$54.75	11/2/2015
		172	$55.00	11/6/2015
		184	$52.25	2/5/2016
		166	$57.51	5/7/2016
		206	$46.10	8/7/2016
		248	$38.28	11/6/2016
	21,000	21,000	$40.06	12/19/2016
		234	$40.60	2/8/2017
		280	$33.97	5/6/2017
		278	$34.20	8/5/2017
		408	$25.32	11/7/2017
		476	$22.64	2/4/2018
		516	$20.87	5/6/2018
		31,785	$23.75	5/11/2018
		358	$30.54	8/5/2018
		412	$25.96	11/5/2018

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Jeffrey M. Stamps(2)	7,500		$19.83	11/7/2011	52,877	(3)	$1,467,866	(4)
	7,500		$27.02	5/20/2012
	18,248		$41.62	12/30/2013
	12,236		$54.75	11/2/2015
	12,500	12,500	$40.06	12/19/2016
		24,450	$23.75	5/11/2018

(1)	The stock options in the Outstanding Equity Table granted to Mr. Gemunder and Ms. Hodges have the date of grant and vesting schedules set forth below:

Date of Grant	Vesting Schedule
07/01/99	Stock options vest ratably over 4 years after date of grant (awards granted to Ms. Hodges on this date are no longer outstanding)
05/15/00	Stock options vest ratably over 4 years after date of grant (awards granted to Ms. Hodges on this date are no longer outstanding)
08/09/00	Stock options vest 4 years after date of grant (awards granted to Ms. Hodges on this date are no longer outstanding)
11/14/00	Stock options vest 4 years after date of grant (awards granted to Ms. Hodges on this date are no longer outstanding)
02/09/01	Stock options vest 4 years after date of grant
05/10/01	Stock options vest 4 years after date of grant
08/10/01	Stock options vest 4 years after date of grant
11/05/01	Stock options vest 4 years after date of grant
11/07/01	Stock options vest ratably over 4 years after date of grant
02/07/02	Stock options vest 4 years after date of grant
05/07/02	Stock options vest 4 years after date of grant
05/20/02	Stock options vest ratably over 4 years after date of grant
08/08/02	Stock options vest 4 years after date of grant
11/06/02	Stock options vest 4 years after date of grant
02/07/03	Stock options vest 4 years after date of grant
05/08/03	Stock options vest 4 years after date of grant
08/07/03	Stock options vest 4 years after date of grant
11/07/03	Stock options vest 4 years after date of grant
12/30/03	Stock options fully vest on 11/30/04 but are only freely exercisable ratably over 4 years after date of grant
02/06/04	Stock options vest 4 years after date of grant
05/07/04	Stock options vest 4 years after date of grant
08/06/04	Stock options vest 4 years after date of grant
11/04/04	Stock options vest and are exercisable in full on 06/01/05
11/05/04	Stock options vest 4 years after date of grant
02/07/05	Stock options vest 4 years after date of grant
05/06/05	Stock options vest 4 years after date of grant
08/05/05	Stock options vest 4 years after date of grant
11/03/05	Stock options vest and are exercisable in full on 12/15/05 but have sale restrictions that lapse ratably over 4 years from date of grant
11/07/05	Stock options vest 4 years after date of grant
02/06/06	Stock options vest 4 years after date of grant

Date of Grant	Vesting Schedule
05/08/06	Stock options vest 4 years after date of grant
08/08/06	Stock options vest 4 years after date of grant
11/07/06	Stock options vest 4 years after date of grant
12/20/06	Stock options vest ratably over 4 years after date of grant
02/09/07	Stock options vest 4 years after date of grant
05/07/07	Stock options vest 4 years after date of grant
08/07/07	Stock options vest 4 years after date of grant
11/08/07	Stock options vest 4 years after date of grant
02/05/08	Stock options vest 4 years after date of grant
05/07/08	Stock options vest 4 years after date of grant
05/12/08	Stock options vest ratably over 4 years after date of grant (options granted to
Mr. Gemunder vest ratably over 3.25 years after date of grant with 68,501 options vesting on 05/12/11 and 17,126 options vesting on 08/04/11)
08/06/08	Stock options vest 4 years after date of grant
11/06/08	Stock options vest 4 years after date of grant

(2)	The stock options in the Outstanding Equity Table granted to Messrs. Keefe, Froesel and Stamps have the date of grant and vesting schedules set forth below:

Date of Grant	Vesting Schedule
11/07/01	Stock options vest ratably over 4 years after date of grant
05/20/02	Stock options vest ratably over 4 years after date of grant
12/30/03	Stock options fully vest on 11/30/04 but are only freely exercisable ratably over 4 years after date of grant
11/04/04	Stock options vest and are exercisable in full on 06/01/05; As of 12/31/07, Mr. Stamps had no outstanding options pursuant to this grant
11/03/05	Stock options vest and are exercisable in full on 12/15/05 but have sale restrictions that lapse ratably over 4 years from date of grant
12/20/06	Stock options vest ratably over 4 years after date of grant
05/12/08	Stock options vest ratably over 4 years after date of grant

(3)	The executives’ restricted stock awards have the date of grant and the vesting schedule as set forth below:

Date of Grant	Vesting Schedule
03/23/01	5% first 2 years, 15% next 2 years, 20% final 3 years
02/06/02	5% first 2 years, 15% next 2 years, 20% final 3 years
03/06/03	5% first 2 years, 15% next 2 years, 20% final 3 years
12/30/03	5% first 2 years, 15% next 2 years, 20% final 3 years
03/11/04	5% first 2 years, 15% next 2 years, 20% final 3 years
11/04/04	5% first 2 years, 15% next 2 years, 20% final 3 years
03/24/05	Ratably over 10 years
11/03/05	Ratably over 10 years (5 years for Mr. Gemunder)
03/23/06	Ratably over 10 years (5 years for Mr. Gemunder)
03/22/07	Ratably over 10 years (5 years for Mr. Gemunder)
05/12/08	Ratably over 10 years (awards granted to Mr. Gemunder vest ratably over 3.25 years after date of grant with 55,187 shares vesting on 05/12/11 and 13,797 shares vesting on 08/04/11)

(4)	Represents the fair market value on December 31, 2008.

OPTIONS EXERCISED AND RESTRICTED STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joel F. Gemunder	250,000	$3,516,188	244,246	$5,052,482
Patrick E. Keefe	0	$0	45,905	$936,962
David W. Froesel, Jr.	0	$0	45,318	$934,201
Cheryl D. Hodges	0	$0	38,908	$801,747
Jeffrey M. Stamps	0	$0	10,355	$223,030

PENSION BENEFITS

The following table shows benefits that executives are entitled to under the General Pension Plan, the Excess Pension Plan and the 2002 Supplemental Pension Plan (also referred to as the SERP II):

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)(5)	Payments During Last Fiscal Year ($)
Joel F. Gemunder(1)	General Pension Plan	24	$1,555	$0
	Excess Pension Plan	44	$76,155,070	$0
	SERP II	n/a	n/a	$3,165,344
Patrick E. Keefe(4)	General Pension Plan	0	$3,622	$0
	Excess Pension Plan	28	$11,018,064	$0
	SERP II	n/a	n/a	$931,913
David W. Froesel, Jr.	General Pension Plan	n/a	n/a	$0
	Excess Pension Plan	n/a	n/a	$0
	SERP II	n/a	n/a	$1,107,642
Cheryl D. Hodges(4)	General Pension Plan	14	$143,142	$0
	Excess Pension Plan	29	$6,438,536	$0
	SERP II	n/a	n/a	$692,340
Jeffrey M. Stamps	General Pension Plan	n/a	n/a	$0
	Excess Pension Plan	n/a	n/a	$0
	SERP II	n/a	n/a	$0

(1)	Mr. Gemunder is currently eligible for normal retirement under the General Pension Plan and the Excess Pension Plan. The normal retirement benefit is described below under “The General Pension Plan.”

(2)	The number of years of credited service set forth in this table is rounded up or down to the nearest whole number. Mr. Keefe’s period of service under the General Pension Plan was 0.167 years. All benefits under the SERP II became fully vested and accrued as of January 1, 2008. In February of 2008, all participants received a lump sum payment of all their fully accrued benefits under the SERP II.

(3)	Benefits under the Excess Pension Plan are paid in a lump sum. The normal form of benefit under the General Pension Plan and the SERP II is a life annuity with 120 monthly payments guaranteed.

(4)	Mr. Keefe and Ms. Hodges are currently eligible for early retirement under the General Pension Plan. The early retirement benefit is described below under “The General Pension Plan.”

(5)

Present Value of Accumulated Benefit for each executive under the plans does not take into account whether the executive is vested under the terms of the applicable plan. All amounts are vested under the Excess Pension Plan and the General Pension Plan. The actuarial present value of the accumulated pension benefits in the General Pension Plan and the Excess Pension Plan are determined using assumptions, including the applicable discount rate and other actuarial assumptions, described in footnote 12 of the Company’s audited financial statement for the fiscal year ended December 31, 2008 included in the

Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2009. Accumulated pension benefits are calculated in accordance with the terms of the plans, which are described on pages 32 and 33, and will vary based on an executive’s compensation and years of credited service to the Company under the plans. Lump sum payments under the Excess Pension Plan described in “Potential Payments on Change in Control” are based upon plan assumptions used for determining lump sum payments upon a termination of employment and therefore differ from amounts set forth in this table.

The General Pension Plan

Messrs. Gemunder and Keefe and Ms. Hodges participate in the General Pension Plan. The General Pension Plan provides defined benefits for service prior to 1994, at which time the General Pension Plan was frozen and no further pension benefits accrued thereafter. The General Pension Plan was designed to provide then eligible employees prior to 1994 with replacement income during retirement. The frozen benefits are based on average compensation and years of service, both as of December 31, 1993. Benefits are paid as a monthly pension. The Internal Revenue Code limits the amount of pension benefits that are permitted to be paid from a federal income tax-qualified plan such as the General Pension Plan.

The monthly normal retirement benefit for executives at age 65 is equal to the lesser of (i) 1.5% of his or her average compensation as of December 31, 1993 multiplied by his or her years of credited service as of December 31, 1993 and (ii) 50% of his or her average compensation, in each case reduced by the executive’s primary social security benefit. The average compensation benefit component of the benefit is the average of the sum of the compensation received by the executive during the highest paid 60 consecutive months of his or her service during his or her last 120 months of service prior to retirement or other termination of employment. Cash bonuses and, effective after 1991, the value of stock awards vesting through the year are considered when determining average compensation. Benefits commenced prior to attaining age 65 are subject to reduction. Pension benefits under the General Pension Plan are paid monthly in all cases, other than benefits having a present value of $5,000 or less.

A participant in the General Pension Plan can retire at age 55 with five years of service and receive an immediate pension. The amount of the early retirement pension is the lesser of the amount determined under (A) or (B) where (A) and (B) are determined as follows (and in each case is reduced by the actuarial equivalent of his or her accrued benefit, if any, under the pension plan that terminated on October 31,1985): (A) (i) 1.5% of his or her average compensation multiplied by his or her years of credited service, reduced by 1/6 of 1% for each month by which his or her age on the date his or her pension begins (“attained age”) is less than 62, (ii) reduced by his or her primary social security benefit, less 1/3 of 1% for each month by which his or her attained age is less than 65 or (B) (i) 50% of his or her average compensation reduced by 1/6 of 1% for each month by which his or her attained age is less than 62, (ii) reduced by his or her primary social security benefit less 1/3 of 1% for each month by which his or her attained age is less than age 65.

The “Present Value of the Accumulated Benefit” under the General Pension Plan for each executive is reflected in the table located under Pension Benefits Table above.

Excess Pension Benefit Portion of the Excess Benefit Plan

The Excess Pension Plan is established under the terms of the Excess Benefit Plan to provide a benefit relating to the General Pension Plan. Mr. Gemunder, Mr. Keefe and Ms. Hodges are eligible for benefits under the Excess Pension Plan. The purpose of the Excess Pension Plan is generally to compensate individuals for the freeze of benefits under the General Pension Plan and the loss of benefits that occurs due to certain limits that are required by the Internal Revenue Code.

General Description of the Excess Pension Plan. The amount payable under the Excess Pension Plan is equal to the difference between the benefit the executive actually receives under the General Pension Plan

(including the portion of the benefit accrued for service under the prior pension plan that terminated in 1985) and the benefit that the executive would have received under the General Pension Plan had the General Pension Plan not been discontinued at the end of 1993. Such amount is calculated without (i) a limitation on service in calculating benefits, (ii) regard to the 50% of average compensation limit on benefits under the General Pension Plan or (iii) application of Internal Revenue Code limitations. The Compensation Committee may provide on a case-by-case basis that the lump sum present value of benefits payable to any participant holding a position of senior vice president or higher who is covered by the plan shall increase by an amount that is not less than an amount specified by the Compensation Committee for each year of service that the participant renders after attaining age 65. The Compensation Committee has determined that Mr. Gemunder’s lump sum amount be increased in an amount not less than $500,000 for each year of service after age 65. In addition, the Board has the discretion in determining the benefits under the Excess Pension Plan to grant additional years of service for services performed for related entities.

Form of Payment Under the Excess Pension Plan. Benefits under the Excess Pension Plan are paid in the form of an actuarially determined lump sum distribution as soon as administratively feasible after the executive’s termination of employment. Benefits under the Excess Pension Plan are at all times 100% vested.

Assumptions Used to Calculate Lump Sum Value of Benefits under the Excess Pension Plan. Actuarial assumptions used to calculate the present value of an executive’s benefit under the Excess Pension Plan are set forth in the General Pension Plan for determining actuarial equivalence under the General Pension Plan. The “Present Value of the Accumulated Benefit” under the Excess Pension Plan for each executive is reflected in the table located under Pension Benefits Table above.

2002 Supplemental Pension Plan

Mr. Gemunder, Mr. Keefe, Mr. Froesel and Ms. Hodges participated in the 2002 Supplemental Pension Plan, or SERP II. The SERP II is a non-qualified, defined-benefit-type plan. All benefits under SERP II became fully vested and accrued as of January 1, 2008. In February of 2008, all participants received a lump sum payment of all their fully accrued benefits under the SERP II. The amount paid to each executive is reflected in the table located under the Pension Benefits Table above.

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains the S&I Plan, a tax-qualified, defined contribution plan in which all the executives participate. In addition, since the Internal Revenue Code limits the amount of benefits that are permitted to be paid from a federal income tax-qualified plan such as the S&I Plan, in order to provide competitive overall retirement benefits and retention incentives to its executive officers, the Company offers the Excess Savings Plan and the Rabbi Trust Deferred Compensation Plan to certain of its executives. These are non-qualified deferred compensation arrangements. The plans are described below.

Each of Mr. Gemunder, Mr. Keefe, Mr. Froesel and Ms. Hodges participates or participated in the Excess Savings Plan, which is described in more detail below.

Mr. Froesel and Mr. Stamps participate in the Rabbi Trust Deferred Compensation Plan, which is described below.

The following table shows benefits that executives are entitled to under the Excess Savings Plan and the Rabbi Trust Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Joel F. Gemunder	$0	$50,149	$1,069,867	$0	$5,929,869
Patrick E. Keefe	$0	$9,828	$180,288	$0	$1,003,885
David W. Froesel, Jr.	$0	$213,964	$116,984	$0	$1,524,861
Cheryl D. Hodges	$0	$6,265	$104,010	$0	$580,184
Jeffrey M. Stamps	$0	$21,933	$12,822	$0	$253,653

(1)	Contributions with respect to Mr. Gemunder, Mr. Keefe and Ms. Hodges relate to the Excess Savings Plan. Contributions with respect to Mr. Froesel relate to contributions under the Excess Savings Plan and the Rabbi Trust Deferred Compensation Plan. Contributions with respect to Mr. Stamps relate to the Rabbi Trust Deferred Compensation Plan. With respect to the Rabbi Trust Deferred Compensation Plan, Company contributions are credited to the plan on January 1 of each year. The table above provides for the Company contribution credited to the applicable executive on January 1, 2008 based upon such executive’s compensation for 2007. On January 1, 2009, Messrs. Froesel and Stamps had $119,665 and $49,845, respectively, in Company contributions credited to their account under the Rabbi Trust Deferred Compensation Plan based upon such executive’s compensation for 2008.

(2)	Earnings under the Excess Savings portion of the Excess Benefit Plan are based solely upon the return of the Company’s Common Stock. Return on the Company’s Common Stock was determined by the unrealized rate of return on all stock held in the plan, adding in the dollar value of any dividend reinvestment. Earnings under the Rabbi Trust Deferred Compensation Plan are based upon the actual investment earnings or losses of the funds invested in the rabbi trust related to the Rabbi Trust Deferred Compensation Plan. With respect to the Rabbi Trust Deferred Compensation Plan, earnings are credited to the plan on January 1 of each year, based upon the investment earnings or losses of the funds invested in the rabbi trust during the previous year. The table above provides investment earnings or losses credited to the applicable executive on January 1, 2008 based upon investment earnings or losses for 2007. On January 1, 2009, Messrs. Froesel and Stamps had $76,087 and $16,728, respectively, in investment earnings credited to their accounts under the Rabbi Trust Deferred Compensation Plan for 2008.

(3)	Aggregate Balance at Last FYE is the aggregate balance for each such executive under the plans, whether or not such amount is vested under the terms of the applicable plan.

The Excess Savings Benefit Portion of the Excess Benefit Plan

Each of the executives, other than Mr. Stamps, participates in the Excess Savings Plan. The purpose of the Excess Savings Plan is to compensate for the loss of contributions under the S&I Plan and, prior to 1999, the Employee Stock Ownership Plan (the “ESOP”) that occurs due to such limits imposed by the Internal Revenue Code. Vested benefits under the Excess Savings Plan are paid in a lump sum upon the executive’s termination of employment. Contributions in the plan vest in 20% increments each year following the contribution until 100% vested at five years. Amounts vest on a yearly contribution basis, with each year’s contributions vesting separately over the five years following each such contribution. In addition, all benefits shall become fully vested and non-forfeitable upon the occurrence of one of the following events: (i) the date the participant attains age 65; (ii) the participant’s death; (iii) the participant’s permanent disability; (iv) a change in control; (v) involuntary termination of the participant’s employment with the Company without cause; or (vi) approval within the sole discretion of the Company’s Compensation Committee. Except in the event of a change in control, an executive does not have the authority to direct investment of his or her separate account. The amount credited each year to an executive’s account under the Excess Savings Plan is equal to the difference between the aggregate employer contribution the executive actually receives for the year under the S&I Plan and, prior to 1999, the ESOP and the aggregate employer contribution that the executive would have received under these plans except for the limitations imposed by the Internal Revenue Code.

The “Aggregate Balance at Last FYE” under the Excess Savings Plan for each executive is reflected in the Non-Qualified Deferred Compensation Table above.

Omnicare, Inc. Rabbi Trust Deferred Compensation Plan

This plan benefits Messrs. Froesel and Stamps. As of January 1, 2001 and each succeeding January 1st, there is added to the account of each participant, as applicable, the following: 1) an amount of earnings based upon the actual investment earnings or losses of the funds invested in the rabbi trust related to the plan plus 2) 6% of the participant’s total cash compensation received from the Company in the preceding calendar year (with such amount increased to 8% after January 1, 2007 with respect to Mr. Froesel and with such amount increased to 8% as of January 1, 2008 with respect to Mr. Stamps). Compensation for Mr. Froesel is defined as total cash compensation, including cash bonuses and vested Company restricted stock award income received by Mr. Froesel, plus payments received by him as, or in lieu of, dividends on Company restricted stock, plus or minus the adjustments for certain supplementary retirement benefits. Compensation for Mr. Stamps prior to January 1, 2008 was defined as base salary plus any cash bonus. As of January 1, 2008, compensation for Mr. Stamps is defined as total cash compensation, including cash bonuses and vested Company restricted stock award income received by Mr. Stamps, plus payments received by him as, or in lieu of, dividends on Company restricted stock. Within four months following termination of employment (or such later date as required by Section 409A of the Internal Revenue Code), the participants (or if deceased, their designated beneficiaries) shall be paid their vested account balances under the plan. All non-vested amounts at that time shall be forfeited and cancelled. Contributions in the plan vest in 20% increments each year following the contribution until 100% vested at five years. Amounts vest on a yearly contribution basis, with each year’s contributions vesting separately over the five years following each such contribution. At age 65 (or age 55 with five or more years of service with the Company), participants become 100% vested in all amounts credited to such participant’s accounts. As of December 31, 2008, Mr. Froesel was fully vested in the Rabbi Trust Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company’s executives are due certain potential payments and benefits upon termination of employment or a change in control. These benefits are summarized below as of December 31, 2008, assuming December 31, 2008 as the date of termination of employment and/or the date of a change in control.

The intrinsic value of acceleration of stock options is based upon the difference between $27.76 per share with respect to each share underlying such stock option, the fair market value of the Company’s Common Stock on December 31, 2008, and the exercise price of each such stock option. The intrinsic value of acceleration of restricted stock is based upon $27.76 per share with respect to each share underlying such award, the fair market value of the Company’s Common Stock on December 31, 2008. The discussion below does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. Lump sum amounts for the Excess Pension Plan are based upon plan assumptions used for determining lump sum amounts upon a termination of employment and not the assumptions included in footnote 12 of the Company’s audited financial statement for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on February  26, 2009.

Termination for any Reason

In the event of a termination of employment for any reason, Mr. Gemunder, Mr. Keefe or Ms. Hodges would be eligible for a monthly annuity under the General Pension Plan. The present value of the benefits for each such individual under the General Pension Plan as of December 31, 2008 is shown in the Pension Benefits Table.

In the event of a termination of employment for any reason, the executives would receive lump sum payments under the Excess Pension Plan as follows: Mr. Gemunder $80,811,906; Mr. Keefe $11,335,136; and Ms. Hodges $6,501,467.

Mr. Gemunder is fully vested in the Excess Savings Plan. Accordingly, in the event of a termination for any reason, Mr. Gemunder would be entitled to a lump sum payment under the Excess Savings Plan equal to the Aggregate Balance at Last FYE in the Non-Qualified Deferred Compensation Table. The other executives are not fully vested in the Excess Savings Plan. In the event of a termination for any reason, the executives would be entitled to a minimum lump sum payment under the Excess Savings Plan as follows: Mr. Keefe $971,223; Mr. Froesel $321,282; and Ms. Hodges $557,432. Each such executive will be entitled to additional sums upon certain terminations of employment or upon a change in control, as discussed below.

In the event of a termination for any reason, Mr. Froesel would receive a lump sum payment equal to $1,153,738 under the Rabbi Trust Deferred Compensation Plan. Mr. Froesel is fully vested in this plan. In the event of a termination for any reason, Mr. Stamps would receive a lump sum payment equal to $187,992 under the Rabbi Trust Deferred Compensation Plan, provided that Mr. Stamps would receive an accelerated benefit upon a termination that would constitute a termination without cause as described below.

Under their split-dollar life insurance arrangements, each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Stamps would be entitled to continued bonus and tax gross-up payments under split-dollar life insurance arrangements until the later of age 65 or his or her termination of employment (or, in the case of Mr. Gemunder, the later of his reaching age 69 or his termination of employment). The estimated value of such entitlement to continued bonus and gross-up payments under split-dollar life insurance arrangements (assuming premium payments stay the same and assuming the executive terminates employment at age 65, or in the case of Mr. Gemunder, age 69) would be as follows: Mr. Gemunder $0; Mr. Keefe $30,316; Mr. Froesel $100,040; Ms. Hodges $63,120; and Mr. Stamps $49,456. These executives may be due additional benefits upon a change in control, as discussed below.

Except with respect to specific plans addressed both in this section and again below, the amounts described in this section, “Termination for any Reason,” are in addition to any amounts payable in the event of death or disability, retirement, termination without cause or change of control as described below. In addition, any payments or benefits that are set forth below in the same amount under more than one of the headings “Death/Disability,” “Retirement,” “Termination Without Cause” and “Change of Control” would be paid to an executive only once in connection with any such termination of employment or change of control event.

Death/Disability

In the event that any of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges, or Mr. Stamps has a termination of employment due to his or her death or disability, such individual would be entitled to full vesting of such individual’s outstanding unvested restricted stock and stock options and such individual (or their beneficiaries) would have 15 months after his or her death or disability to exercise all outstanding stock options (or until the end of the original terms of the stock option, if earlier). The intrinsic value of the acceleration of vesting of restricted stock would be as follows: Mr. Gemunder $21,545,480; Mr. Keefe $3,911,073; Mr. Froesel $4,258,953; Ms. Hodges $3,575,185; and Mr. Stamps $1,467,863. The intrinsic value of the acceleration of vesting of stock options would be as follows: Mr. Gemunder $931,579, Mr. Keefe $166,676, Mr. Froesel $147,067, Ms. Hodges $135,188; and Mr. Stamps $98,045.

In the event that any of Mr. Keefe, Mr. Froesel or Ms. Hodges has a termination of employment due to his or her death or disability, such individual would become fully vested in his or her benefit under the Excess Savings Plan and would be entitled to receive a lump sum benefit as follows: Mr. Keefe $1,003,885; Mr. Froesel $350,535; and Ms. Hodges $580,184. As noted earlier, Mr. Gemunder is fully vested in the Excess Savings Plan.

In the event that Mr. Stamps has a termination of employment due to his disability, he would be entitled to cash severance with a value $97,500.

Under each such executive’s split-dollar life insurance arrangement, the beneficiaries of each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Stamps would be entitled to a net death benefit upon such executive’s death as follows: Mr. Gemunder $8,329,769; Mr. Keefe $1,754,448; Mr. Froesel $1,440,678; Ms. Hodges $1,200,062; and Mr. Stamps $699,788.

Retirement

Mr. Gemunder is the only executive eligible for retirement under the Company’s equity compensation plans. Accordingly, in the event that Mr. Gemunder retires with the consent of the Compensation Committee, he would be entitled to full vesting of outstanding unvested restricted stock. In addition, if Mr. Gemunder retires with or without the consent of the Compensation Committee, all of his outstanding unvested stock options would receive an additional three months of vesting. The intrinsic value of the acceleration of vesting of awards for Mr. Gemunder would be equal to $21,545,480 with respect to restricted stock and $931,579 with respect to stock options.

Mr. Gemunder is the only executive eligible for normal retirement under the Company’s retirement plans.

Termination Without Cause

In the event that any of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges or Mr. Stamps has a termination of employment that would constitute a termination without cause under his or her employment agreement, such individual would be entitled to full vesting of outstanding stock options and each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Stamps would be entitled in such event to full vesting of his or her outstanding restricted stock. Pursuant to their employment agreements, each of Mr. Gemunder, Mr. Keefe and Ms. Hodges would have a period of either 15 months or three years to exercise stock options while the other executives would have 90 days following termination of employment (or, in any case, the end of the original term of the stock option, if earlier). The intrinsic value of the acceleration of vesting of restricted stock would be as follows: Mr. Gemunder $21,545,480; Mr. Keefe $3,911,073; Mr. Froesel $4,258,953; and Ms. Hodges $3,575,185. The intrinsic value of the acceleration of vesting of stock options would be as follows: Mr. Gemunder $931,579; Mr. Keefe $166,676; Mr. Froesel $147,067; Ms. Hodges $135,188; and Mr. Stamps $98,045. Pursuant to the amendment to Mr. Stamps’ employment agreement, which provides for vesting of restricted stock upon a termination without cause, the intrinsic value of such acceleration would be $1,467,863. Mr. Stamps’ employment agreement is described on pages 41 and 42.

In the event that any of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges or Mr. Stamps has a termination of employment that would constitute a termination without cause under his or her employment agreement, such individual would be entitled to cash severance with a value as follows: Mr. Gemunder $26,940,869; Mr. Keefe $3,690,157; Mr. Froesel $1,130,000; Ms. Hodges $4,869,895; and Mr. Stamps $630,000.

In the event that any of Mr. Keefe, Mr. Froesel or Ms. Hodges has a termination of employment that would constitute a termination without cause under the Excess Savings Plan, such individual would become fully vested in his or her benefit under the Excess Savings Plan and would be entitled to receive a lump sum benefit as follows: Mr. Keefe $1,003,885; Mr. Froesel $350,535; and Ms. Hodges $580,184. As noted earlier herein, Mr. Gemunder is fully vested in the Excess Savings Plan.

In the event that Mr. Stamps has a termination of employment that would constitute a termination without cause under his employment agreement, he would become fully vested under the Rabbi Trust Deferred Compensation Plan and he would be entitled to a lump sum payment equal to $253,653. As noted earlier herein, Mr. Froesel is fully vested in the Rabbi Trust Deferred Compensation Plan.

Change in Control

Upon a change in control for purposes of the Stock and Incentive Plan, each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Stamps would be entitled to full vesting of outstanding unvested restricted stock and stock options. All stock options held by each such individual would remain exercisable for their full term (or until the end of the original term of the stock option, if earlier). The intrinsic value of the acceleration of vesting of restricted stock would be as follows: Mr. Gemunder $21,545,480; Mr. Keefe $3,911,073; Mr. Froesel $4,258,953; Ms. Hodges $3,575,185; and Mr. Stamps $1,467,863. The intrinsic value of the acceleration of vesting of stock options would be as follows: Mr. Gemunder $931,579; Mr. Keefe $166,676; Mr. Froesel $147,067; Ms. Hodges $135,188; and Mr. Stamps $98,045.

In the event of a change in control or similar transaction, each of Mr. Gemunder, Mr. Keefe, Mr. Froesel and Ms. Hodges would be made whole for any excise taxes under Section 4999 of the Internal Revenue Code that may be triggered with respect to parachute payments contingent upon a change in control or similar transaction. If such transaction had occurred on December 31, 2008, Mr. Gemunder, Ms. Hodges, Mr. Keefe and Mr. Froesel’s parachute payments would not have been subject to an excise tax under Section 4999 of the Internal Revenue Code. The amendment to Mr. Stamps’ employment agreement provides he would be made whole for any excise taxes under Section 4999 of the Internal Revenue Code that may be triggered with respect to parachute payments contingent upon a change in control or similar transaction. If such transaction had occurred on December 31, 2008, Mr. Stamps parachute payments would not have been subject to an excise tax under Section 4999 of the Internal Revenue Code. Mr. Stamps’ employment agreement is described on pages 41 and 42.

Upon a change in control for purposes of the Excess Savings Plan, each of Mr. Keefe, Mr. Froesel and Ms. Hodges would become fully vested in his or her benefit under the Excess Savings Benefit of the Excess Benefit Plan. The present value of such acceleration is as follows: Mr. Keefe $32,662; Mr. Froesel $29,253; and Ms. Hodges $22,752. If any of these executives were to terminate employment on the date of a change in control for any reason, he or she would be due a lump sum payment as follows: Mr. Keefe $1,003,885; Mr. Froesel $350,535; and Ms. Hodges $580,184. As noted earlier herein, Mr. Gemunder is fully vested in the Excess Savings Plan.

Upon a change in control, each of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Stamps would be entitled to continued bonus and tax gross-up payments under split-dollar life insurance arrangements until the latest of (i) the executive reaching age 65 (or, in the case of Mr. Gemunder, reaching age 69), (ii) his or her termination of employment or (iii) the end of the term of his or her employment agreement. The estimated value of benefits under this arrangement (assuming premium payments stay the same) would be as follows: Mr. Gemunder $447,984; Mr. Keefe $30,316; Mr. Froesel $100,040; Ms. Hodges $63,120; and Mr. Stamps $49,456.

If any of Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges or Mr. Stamps is terminated following a change in control in a termination that constitutes a termination without cause under his or her employment agreement, he or she would be entitled to the severance listed in “Termination Without Cause” above.

EMPLOYMENT AGREEMENTS

Mr. Gemunder, Mr. Keefe and Ms. Hodges

The Company entered into employment agreements with Mr. Gemunder on August 4, 1988, Ms. Hodges on August 4, 1988 and Mr. Keefe on March 4, 1993. These agreements are currently set to expire on August 4, 2011 for Mr. Gemunder and Ms. Hodges and May 31, 2011 for Mr. Keefe. These agreements generally provide that the executives’ compensation may be increased annually by the Company and that such executives are entitled to receive annual incentive compensation and bonuses as determined by the Board, as well as participate in benefit programs and receive certain fringe benefits. With respect to Mr. Gemunder, his continued nomination to the Board during his employment is provided for in the agreement. These agreements provide that if the applicable executive is terminated without cause (as defined below), the Company will pay the executive monthly severance payments at an annual rate equal to 150% (100% in the case of Mr. Keefe) of the sum of (i) his or her then-current base salary, (ii) his or her annual incentive bonus most recently paid or approved to be paid in respect of the previous year and (iii) the fair market value of all of his or her stock awards that have vested during the 12 months prior to the termination. Such payments will be made for the remaining term of the agreement. “Cause” under these agreements is generally defined as: (i) conviction of a felony, (ii) commission of an act of fraud upon the Company, or (iii) willful failure to adhere to the employment agreement. Prior to any change in control, a termination without cause shall include, among other things, a material reduction in the executive’s title, authority or responsibilities. Following a change of control, a termination without cause shall include (a) the assignment of any duties inconsistent with the executive’s position, title, authority or responsibilities, or any action by the Company that results in a diminution in such position, title, authority or responsibilities; (b) any requirement that the executive report to any person or entity other than the president or the Board (or, in the case of Mr. Gemunder, any requirement that he report to any person or entity other than the Chairman of the Board or the Board); (c) with respect to Mr. Gemunder, any failure to nominate Mr. Gemunder for election as Director of the Company; (d) any failure by the Company to comply with the compensation and benefits provisions of these agreements; and (e) the relocation of the Company’s principal executive offices to a location more than 30 miles from its current location. The agreement does not allow the Company to terminate the employment of an executive on account of disability. Under these agreements, an executive may voluntarily terminate his or her employment within 120 days after a change of control for any reason and such termination will be treated as a termination without cause. A “change of control” is defined generally as: (i) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, (ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, (iii) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or (iv) during any period of two consecutive years if the individuals who compose the Board no longer constitute a majority of the Board, unless the nomination of the new Directors was approved by at least 50% of the Directors at the beginning of such period. These agreements also provide that termination without cause will be treated as retirement for purposes of stock-based compensation awards. To the extent that any payment to an executive would be subject to excise taxes under Section 4999 of the Internal Revenue Code, the executive will receive “gross-up” payments to make him or her whole with respect to such taxes.

Mr. Gemunder may, during his employment or following any termination due to disability or without cause, elect to (i) convert an existing key-man life insurance policy covering him into an insurance arrangement substantially equivalent to a split-dollar life insurance arrangement for his benefit and (ii) purchase from the Company certain other existing key-man life insurance policies covering him at a purchase price equal to the then-current cash value of such policies. These rights are conditioned upon the Compensation Committee’s prior approval.

Mr. Froesel

The Company entered into an employment agreement with Mr. Froesel on February 17, 1996. The agreement provides that it will be automatically extended for successive three-year terms unless either party provides prior written notice of non-renewal. On March 4, 2008, the term of Mr. Froesel’s employment agreement was extended to March 3, 2011. Mr. Froesel’s agreement provides that his base salary may be adjusted at the Company’s discretion and may be reviewed every 14-15 months. Mr. Froesel is entitled to participate in incentive compensation and bonus programs generally available to executives of the Company. He is entitled to participate in benefit programs, to receive fringe benefits generally available to executives of the Company and to receive contributions from the Company to a rabbi trust. Mr. Froesel’s agreement provides that if he is terminated without cause (as defined below), then the Company will pay Mr. Froesel his then-current base salary for two years and any restricted stock, stock options, and rabbi trust contributions will immediately vest. “Cause” is defined generally as: (i) intentional conduct that is detrimental to the Company’s reputation, goodwill or business operations, (ii) gross or habitual neglect or misconduct of the employee’s duties, (iii) repeated failure or absence from duties without the consent of the President of the Company, or (iv) failure or refusal to comply with the policies, standards and regulations of the Company. Prior to any change in control, a termination without cause shall include, among other things, a material reduction in Mr. Froesel’s title, authority or responsibilities. Following a change of control, a termination without cause shall include a material reduction in responsibilities and assignment to the executive of duties inconsistent with his position, a relocation of the Company’s principal executive offices to a location more than 30 miles from its current location, and any failure by the Company to comply with the compensation and benefits provision of the agreement. If the Company terminates Mr. Froesel upon a change of control (as defined below), Mr. Froesel will be entitled to receive his base salary and cash bonus for the remaining term of the agreement plus two years, and any restricted stock, stock options, and rabbi trust contributions will immediately vest. The employment agreement of Mr. Froesel provides that he may voluntarily terminate employment within 120 days after a change of control for any reason and that such termination will be treated as without cause, resulting in the payments described above. A “change of control” is defined as (i) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, (ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, (iii) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or (iv) during any period of two consecutive years if the individuals who compose the Board no longer constitute a majority of the Board, unless the nomination of the new Directors was approved by at least 50% of the Directors at the beginning of such period. The employment agreement also provides that to the extent any payment to the executive would be subject to excise taxes under Section 4999 of the Internal Revenue Code, the executive will receive “gross-up” payments to make him whole with respect to such taxes.

Mr. Stamps

The Company entered into an employment agreement with Mr. Stamps on June 1, 1999. The agreement has been extended for successive one-year terms since May 31, 2002 and will continue to be automatically extended unless either party provides written notice of non-renewal. Mr. Stamps is eligible to participate in benefit programs provided by the Company to its senior employees and is also eligible to receive contributions from the Company to a rabbi trust. The agreement provides that if Mr. Stamps is terminated without cause (as defined below), the Company will pay Mr. Stamps’ base salary until the date of the expiration of the agreement, but in no event less than 18 months, and any rabbi trust contributions will immediately vest. “Cause” is generally defined as (i) conduct which is materially detrimental to the Company’s reputation, goodwill or business operations; (ii) gross or habitual neglect of the executive’s duties; (iii) the executive’s repeated absence from his duties without the consent of the Company’s Executive Vice President of Operations; (iv) the executive’s failure or refusal to comply with the policies, standards and regulations of the Company; (v) breach or threatened breach of the restrictive covenants; (vi) commission by the executive of any act of fraud or dishonesty; or (vii) conviction of the executive for any criminal act. The Company will terminate Mr. Stamps for disability if he remains disabled after three (3) months and payments to him will cease after such termination of employment. In November 2008, the Compensation Committee approved an amendment to the employment agreement to provide (i) that the Company’s contribution to the Rabbi Trust Deferred Compensation Plan be increased to 8% and that “compensation” under such plan be defined as total cash compensation, including cash bonuses and vested Company restricted stock award income received by Mr. Stamps, plus payments received by him as, or in lieu of, dividends on Company restricted stock, (ii) a gross-up from any taxes due under Section 4999 of the Internal Revenue Code and (iii)  that restricted shares vest upon a termination without cause.

EQUITY AWARDS

The terms of outstanding stock options and restricted stock upon a termination of employment or a change in control are discussed in more detail in the notes to the 2008 Grants of Plan-Based Awards table on pages 25 and 26.

RETIREMENT PLANS

The Excess Pension Plan is discussed in more detail in the narrative under the Pension Benefits Table on pages 32 and 33. The Excess Savings Plan and the Rabbi Trust Deferred Compensation Plan are discussed in more detail in the narrative to the Non-Qualified Deferred Compensation Table on page 34.

SPLIT-DOLLAR INSURANCE AGREEMENTS

Mr. Gemunder, Mr. Keefe, Mr. Froesel, Ms. Hodges and Mr. Stamps are parties to split-dollar life insurance agreements with the Company. These executives receive an annual bonus each year with respect to payment of 20% of their premiums for their split-dollar life insurance policies under these arrangements. In addition, the executives receive a tax gross-up sufficient to pay all federal, state and local income and employment taxes incurred by the executives as a result of the foregoing bonus payment. The Company does not pay any premiums for these executives’ split-dollar life insurance policies. The Company is obligated to make the bonus and tax gross-up payments described above until the later of the executive reaching age 65 or his or her termination of employment (or, in the case of Mr. Gemunder, the later of his reaching age 69 or his termination of employment). In the event of a change of control (as defined under the arrangements), the Company must continue making all such payments until the later of (i) the executive reaching age 65 (or, in the case of Mr. Gemunder, reaching age 69), (ii) his or her termination of employment or (iii) the termination date of the executive’s employment agreement. Upon a change in control, the Company shall cause a lump sum payment to be made to a rabbi trust that represents the present value of all bonus and tax gross-up payments that would be required to be made by the Company until the date the executive reaches age 65 (or, in the case of Mr. Gemunder, age 69).

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Transactions

Edward L. Hutton was the non-executive Chairman of the Board of the Company from May 2003 until February 22, 2008. Prior to May 2003, Mr. Hutton served in an executive position, as Chairman of the Company, from 1981. For services rendered in 2008, the Company paid Mr. Hutton $36,058 as salary in addition to amounts paid to Mr. Hutton in his capacity as a Director of the Company described at “Governance of the Company and Board Matters—Director Compensation.” Mr. Hutton did not participate in the Company’s pension plans; however, Mr. Hutton did participate in a deferred compensation arrangement since 1981 which had been designed to provide him retirement benefits comparable to Company executives. For 2008, Mr. Hutton was credited with a Company contribution of $73,276 under this arrangement. On February 28, 2008 and March 7, 2008, Mr. Hutton was paid lump-sum payments of $15,616,789 and $48,379, respectively, in full satisfaction of his benefits under this arrangement due to his retirement from the Company. In 2008, Mr. Hutton was also paid $565,239, which payment reflects the economic value of the benefit that would have vested in 2008 for his account had he been eligible to participate in the SERP II described at “Pension Benefits—2002 Supplemental Pension Plan.”

Joel F. Gemunder is the President, Chief Executive Officer and a Director of the Company. Mr. Gemunder’s son, David A. Gemunder, is a partner in the law firm of Shutts & Bowen LLP. In 2008, the Company paid $5,014,574 to Shutts & Bowen LLP for legal services the firm performed for the Company.

Sandra E. Laney is a Director of the Company. Ms. Laney’s spouse, D. Michael Laney, is Vice President-Management Information Systems of the Company. For services rendered in 2008 and pursuant to his employment agreement with the Company, the Company paid Mr. Laney $252,000 as salary and $56,494 in bonus. Under the Company’s stock award program, in 2008, Mr. Laney was awarded 2,055 shares of restricted Common Stock with a dollar value of $48,806. These shares vest ratably over 10 years. Mr. Laney receives dividends on the awarded restricted shares. In addition, in 2008, the Company granted Mr. Laney options to purchase 2,990 shares of Common Stock of the Company at an average exercise price of $24.06 per share. These options were granted under the Stock and Incentive Plan, have a term of 10 years and become exercisable ratably over four years on the anniversary of the grant date, in the case of 1,760 of such options, and become exercisable in full after four years, in the case of 1,230 of such options. Mr. Laney is also a participant in the Company’s S&I Plan and, as such, was credited with a Company contribution of 125 shares of the Company’s Common Stock with a dollar value of $4,441 for 2008. Mr. Laney received a bonus of $4,943 in connection with the Company’s split-dollar insurance program. The Company paid life insurance premiums of $708 for Mr. Laney and a long-term care insurance premium (as spouse of Mr. Laney) of $3,245 for Ms. Laney in 2008. The Company paid $220 for parking services for Mr. Laney in 2008. Mr. Laney also participated in the SERP II described at “Executive Compensation—Supplemental Benefit Plan.” In February of 2008, Mr. Laney received a lump-sum payment of his fully accrued benefits under the SERP II equal to $145,247.

Procedures for Approval of Related Party Transactions

The Board has adopted the Related Party Transactions Policy of Omnicare, Inc. Pursuant to the Company’s Related Party Transactions Policy and the Audit Committee Charter, the Company’s executive officers, Directors and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with the Company without the prior consent of the Audit Committee. Any request for the Company to enter into a transaction with an executive officer, Director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to the Audit Committee for review, consideration and approval. In determining whether to approve a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons Beneficially Owning More than Five Percent of Outstanding Common Stock of the Company

Set forth below is the name, address and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, and is based on information provided by the beneficial owner in public filings made with the SEC:

Name and Address of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership(a)		Percent of Class(a)
Glenview Capital Management, LLC 767 Fifth Avenue New York, NY 10153	8,989,488	(b)	7.60%

(a)	Under applicable SEC regulations, shares are treated as “beneficially owned” if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of April 3, 2009. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating “Percent of Class” for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

(b)	Based on a report on Schedule 13G/A filed on February 17, 2009, Glenview Capital Management, LLC (“Glenview”) and Lawrence M. Robbins have shared voting power with respect to 8,989,488 shares and shared dispositive power with respect to 8,989,488 shares. These securities are owned by investment advisory clients of Glenview.

Common Stock Ownership by Directors and Executive Officers

The following table sets forth information as of April 3, 2009, with respect to the shares of Common Stock beneficially owned by each of the nominees and Directors, each executive officer named in the Summary Compensation Table, and all Directors and executive officers of the Company as a group. The Stock Ownership Guidelines for the Company’s Directors and Executives are discussed in more detail on pages 11 and 17, respectively.

Individual or Group	Number of Shares and Nature of Beneficial Ownership(a)		Percent of Class(a)(b)

J.F. Gemunder	1,963,256	(c)
	3,482,927	(d)	4.5%
	8,480	(e)
J.T. Crotty	29,285	(c)
D.W. Froesel, Jr.	310,631	(c)
	416,268	(d)
S.J. Heyer	5,619	(c)
C.D. Hodges	369,061	(c)
	395,278	(d)
P.E. Keefe	338,157	(c)
	357,641	(d)
S.E. Laney	66,985	(c)
	71,613	(d)
A.R. Lindell	17,841	(c)
J.D. Shelton	6,089	(c)
J.M. Stamps	74,415	(c)
	64,096	(d)
J.H. Timoney	25,818	(c)
	7,016	(d)
A. Wallman	16,728	(c)
All Directors, nominees, and executive officers as a group (15 persons)	3,406,234	(c)
	5,070,684	(d)	6.9%
	8,480	(e)

(a)	Under applicable SEC regulations, shares are treated as “beneficially owned” if a person has or shares voting or dispositive power with respect to those shares or has a right to acquire the shares within 60 days of April 3, 2009. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating “Percent of Class” for a person, shares which may be acquired within such 60-day period are treated as owned by the person and as outstanding shares.

(b)	Percent of Class is not shown if less than 1%.

(c)

Shares held in individual capacity (or together with a member of his or her household) as to which such person has voting and dispositive powers (and includes shares allocated to the account of each named person or member of the group under the Company’s Employees’ Saving and Investment Plan as of December 31, 2008, and under its Employee Stock Ownership Plan as of March 31, 2009).

(d)	Shares subject to outstanding stock options exercisable within 60 days of April 3, 2009.

(e)	Mr. Gemunder is a trustee of the Joel F. Gemunder Foundation, which holds 8,480 shares of Common Stock over which he holds both voting and dispositive powers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee is comprised of four members of the Company’s Board of Directors. The Board has affirmatively determined that each member of the Audit Committee is an independent Director and qualified to serve as a member of the Audit Committee under the Guidelines, including the applicable NYSE and SEC standards. The Audit Committee operates under a written Charter adopted by the Board.

The Audit Committee assists the Board in monitoring: (i) the integrity of the Company’s financial statements; (ii) the independent auditors’ qualifications, independence and performance; (iii) the performance of the Company’s internal audit function; and (iv) the Company’s compliance with legal and regulatory requirements.

The Audit Committee has met and held discussions with management and the Company’s internal auditors and independent auditors, each of whom has unrestricted access to the Audit Committee. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has met and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

The Report of the Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee:

Amy Wallman, Chairperson

Andrea R. Lindell, Ph.D., RN

James D. Shelton

John H. Timoney

LEGAL MATTERS

On February 13, 2006, two substantially similar shareholder derivative actions, entitled Isak v. Gemunder, et al., Case No. 06-C1-390, and Fragnoli v. Hutton, et al., Case No. 06-C1-389, were filed in Kentucky State Circuit Court, Kenton Circuit, against the members of the Board, individually, purporting to assert claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment arising out of the Company’s alleged violations of federal and state health care laws based upon the purported improper substitution of generic drugs. The complaints sought, among other things, damages, restitution and injunctive relief. The Isak and Fragnoli actions were later consolidated by agreement of the parties. On January 12, 2007, the defendants filed a motion to dismiss the consolidated action on the grounds that the dismissal of a previously filed and substantially identical shareholder derivative suit should be given preclusive effect and thus bars re-litigation of the issues already decided in that previous action. Rather than respond to that motion, on March 16, 2007 plaintiffs exercised their right to file an amended complaint. The amended complaint continues to name all of the Directors as defendants and asserts the same claims that were previously asserted in the complaint in the previously dismissed shareholder derivative action, but also adds nearly all of the substantive allegations asserted in a putative federal securities class action, which was brought against the Company and certain of its officers and Directors in the United States District Court for the Eastern District of Kentucky, including allegations that (i) the Company artificially inflated its earnings by engaging in improper generic drug substitution; (ii) defendants made false and misleading statements regarding the Company’s business and prospects; (iii) the Company engaged in various accounting improprieties, including improper revenue recognition, improper valuation of receivables and improper valuation of inventory; (iv) the defendants made false and misleading statements in the registration statement filed in connection with the Company’s December 2005 public offering; (v) the Company failed to timely disclose its contractual dispute with UnitedHealth Group; and (vi) the Company failed to timely record certain special litigation reserves. (See discussion of Indiana State Dist. Council of Laborers & HOD Carriers Pension & Welfare Fund v. Omnicare, Inc., et al. included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2009). On April 16, 2007, the defendants filed a supplemental brief in further support of their previously filed motion to dismiss, asserting that the amended complaint should be dismissed for the reasons previously stated, namely, the preclusive effect of the dismissal of the Irwin action. That motion has been fully briefed, oral argument was held on August 21, 2007, and the court reserved decision.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, persons deemed to be executive officers of the Company, Directors of the Company, and beneficial owners of more than 10% of the Common Stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during 2008 all such persons complied with these filing requirements, with the exception of one late Form 4 filing by Dr. Lindell for one transaction covering the sale of the Company’s Common Stock.

APPROVAL OF AMENDMENT OF THE ANNUAL INCENTIVE PLAN AND RE-APPROVAL OF THE PERFORMANCE CRITERIA THEREUNDER

The Board of Directors of the Company normally seeks to implement compensation programs in a manner which maximizes the deductibility for federal income taxes of compensation paid by the Company. Accordingly, in 1996, the Board adopted, and the stockholders originally approved on May 20, 1996, the Annual Incentive Plan. The Annual Incentive Plan is designed to qualify the amounts paid under its terms to the Company’s senior executive officers as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”). Under Section 162(m) of the Code, the amount which the Company may deduct on its tax returns for compensation paid to certain “covered employees” (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as “performance-based compensation” is not subject to the $1 million deduction limit. This qualification allows amounts awarded under the Annual Incentive Plan to be deductible by the Company for federal income tax purposes, even if, when combined with other compensation, the award causes the compensation of any executive to exceed $1 million.

On April 16, 2009, the Board, upon recommendation of the Compensation Committee, adopted, subject to stockholder approval, an amendment of the Annual Incentive Plan to change the maximum amount of annual compensation that may be paid under the Annual Incentive Plan to (a) $7.5 million from (b) an amount equal to the lesser of (x) two and one-quarter percent (2 1/4%) of the Company’s consolidated income before income taxes, the cumulative effect of accounting changes, acquisition expenses or other non-recurring charges, as determined in accordance with generally accepted accounting principles, and (y) $5 million. If approved by the Company’s stockholders, the proposed amendment would therefore increase the maximum amount of awards paid under the Annual Incentive Plan that could possibly qualify as 162(m) “performance based compensation” and therefore be deductible by the Company on its tax returns.

In addition, the Annual Incentive Plan provides the Compensation Committee with authority to change the targets under the performance criteria contained in the Annual Incentive Plan as originally approved by stockholders. Therefore, Section 162(m) of the Code requires that the material terms of the performance criteria of the Annual Incentive Plan be disclosed to and re-approved by the Company’s stockholders at least every five years that the Annual Incentive Plan continues in effect. The performance criteria under the Annual Incentive Plan would normally be resubmitted to the Company’s stockholders in 2011 because they were last approved by the Company’s stockholders in 2006. However, given that the above-noted amendment to the Annual Incentive Plan is being submitted for stockholder approval, the Board has deemed it advisable to submit the performance criteria under the Annual Incentive Plan to the Company’s stockholders for re-approval now, rather than waiting until 2011. The Board is not proposing that any of the performance criteria under the Annual Incentive Plan be modified.

If approval of the proposed amendment to the Annual Incentive Plan is not obtained and the performance criteria thereunder are not re-approved, the Company intends that the Annual Incentive Plan will continue in effect as if no amendment had been made, at least until the performance criteria under the Annual Incentive Plan would otherwise need to be re-approved by the Company’s stockholders in 2011 as required by Section 162(m) of the Code.

Description of the Amended Annual Incentive Plan

A summary of the principal features of the Annual Incentive Plan as proposed to be amended (the “Amended Annual Incentive Plan”) is set forth below, and the full text of the Amended Annual Incentive Plan is annexed as Appendix A to this Proxy Statement.

Application; Eligibility. The persons who are eligible to be selected to participate in the Amended Annual Incentive Plan are employees of the Company and its subsidiaries who are executive officers of the Company and whose annual incentive compensation for any taxable year of the Company may not be deductible by the

Company in whole or in part unless the incentive compensation qualifies as “performance-based” under Section 162(m)(4)(C) of the Code. Based on this eligibility standard, only 7 persons, including the executives, participated in the Annual Incentive Plan in 2008. Other employees of the Company and its subsidiaries are eligible to earn lower amounts of annual incentive compensation under other arrangements that are generally less restrictive than the Amended Annual Incentive Plan. However, a larger or smaller number of persons may be eligible to be selected to participate in the Amended Annual Incentive Plan in the future, depending on the compensation levels and the character of the compensation payable to the Company’s executive officers in the future.

No later than 90 days after the commencement of each year (or by such other deadline as may apply under Code Section 162(m)(4)(C) or the Treasury regulations thereunder), the Compensation Committee will select the persons who will participate in the Amended Annual Incentive Plan in such year.

Administration. Under the Amended Annual Incentive Plan, the Compensation Committee, or another committee designated by the Board and consisting exclusively of “outside directors” within the meaning of Section 162(m) of the Code, selects participants in the Amended Annual Incentive Plan, determines the amount of their award opportunities, selects the performance criteria and the performance goals for each year, and administers and interprets the Amended Annual Incentive Plan. An eligible employee may (but need not) be selected to participate in the Amended Annual Incentive Plan each year.

Establishment of Performance Goals and Award Opportunities. No later than 90 days after the commencement of each year (or by such other deadline as may apply under Code Section 162(m)(4)(C) or the Treasury regulations thereunder), the Compensation Committee will establish in writing the performance goals for that year as well as the method for computing the amount of compensation which each such participant will be paid if such performance goals are attained in whole or in part. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. The Compensation Committee retains discretion under the Amended Annual Incentive Plan to reduce an award at any time before it is paid.

Under the Amended Annual Incentive Plan, the performance goals for any year may be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses, as the Compensation Committee may determine: cash flow; cash flow from operations; free cash flow; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; income before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net assets turnover; inventory turnover; receivable turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. The foregoing performance criteria shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any items specified by the Compensation Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual, non-recurring or special items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company’s business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Compensation Committee may specify.

Maximum Award. The maximum amount of compensation that may be paid under the Amended Annual Incentive Plan to any participant for any year is equal to $7.5 million.

Attainment of Performance Goals Required. Awards may be paid under the Amended Annual Incentive Plan for any year only if and to the extent the awards are earned on account of the attainment of the performance goals applicable to such year and the participant is continuously employed throughout such year and through the date of payment for the awards as determined by the Compensation Committee. The only exceptions to the continued employment requirement are if employment terminates by reason of death or disability during a year, in which case a prorated award may be paid after the close of the year, or if a Change of Control (as defined in the Stock and Incentive Plan) occurs during a year, in which case a prorated award will be paid at the time of the Change of Control based on the participant’s projected award for the year in which the Change of Control occurs (as determined by the Compensation Committee). If a participant’s employment terminates for any reason other than death, disability or Change of Control during a year, any award for such year will be forfeited. However, a prorated award may also be paid after the year if employment terminates by retirement during the year.

Payment of Awards. Payments pursuant to the Amended Annual Incentive Plan will generally be made in cash when the Compensation Committee certifies that the performance goals for the year have been satisfied. The Board may amend or terminate the Amended Annual Incentive Plan without stockholder approval at any time.

Amendment or Termination. The Board may amend, modify or terminate the Amended Annual Incentive Plan at any time. However, no amendment, modification or termination will adversely affect the incentive opportunity of a participant with respect to the portion of the year elapsed prior to the date of the amendment, modification, or termination.

It is not possible to predict the awards that will be payable with respect to 2009 performance. However, awards for services in 2008 were granted to the Company’s executives as set forth in the table captioned “Summary Compensation Table” above on page 22. The total amount of awards to all executive officers as a group for services in 2008 was $9,169,490.

Approval of the Amended Annual Incentive Plan and re-approval of the performance criteria thereunder requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE ANNUAL INCENTIVE PLAN AND RE-APPROVAL OF THE PERFORMANCE CRITERIA THEREUNDER.

RE-APPROVAL OF THE PERFORMANCE CRITERIA

UNDER THE STOCK AND INCENTIVE PLAN

In 2004, the Board adopted, and the stockholders approved on May 18, 2004, the Stock and Incentive Plan to provide for the award of equity-based and other incentive compensation to employees, officers, directors, consultants and advisors of the Company. The Stock and Incentive Plan provides for the award of stock options, stock appreciation rights, restricted stock, stock units, stock awards and performance awards. The Stock and Incentive Plan allows the Company to make awards that qualify as “performance-based compensation” under Section 162(m) of the Code. Under Section 162(m) of the Code, the amount which the Company may deduct on its tax returns for compensation paid to certain “covered employees” (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as “performance-based compensation” is not subject to the $1 million deduction limit. This qualification allows amounts awarded under the Stock and Incentive Plan to be deductible by the Company for federal income tax purposes, even if, when combined with other compensation, the award causes the compensation of any executive to exceed $1 million.

The Stock and Incentive Plan provides the Compensation Committee with authority to change the targets under the performance criteria contained in the Stock and Incentive Plan as originally approved by stockholders. Section 162(m) of the Code therefore requires that the performance criteria under the Stock and Incentive Plan be disclosed to and re-approved by the Company’s stockholders every five years that the Stock and Incentive Plan continues to be in effect. Such approval was previously obtained from the Company’s stockholders at the Company’s 2004 Annual Meeting of Stockholders when the Stock and Incentive Plan was initially adopted. Accordingly, the Board has proposed to submit the performance criteria under the Stock and Incentive Plan for stockholder approval for purposes of Section 162(m) of the Code. The Board is not proposing that any of the performance criteria under the Stock and Incentive Plan be modified.

Description of the Stock and Incentive Plan

A summary of the principal features of the Stock and Incentive Plan is set forth below, and the full text of the Stock and Incentive Plan is annexed as Appendix B to this Proxy Statement.

Purpose. The purpose of the Stock and Incentive Plan is to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel of the Company upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such persons to acquire a proprietary interest in the Company by ownership of its stock.

Reservation of Shares. A total of 10,000,000 shares of Common Stock may be issued and sold under the Stock and Incentive Plan. Shares of Common Stock issued and sold under the Stock and Incentive Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any award payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to awards under the Stock and Incentive Plan. In addition, any shares of Common Stock exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will be returned to the number of shares of Common Stock available for issuance under the Stock and Incentive Plan. Any awards settled in cash will not be counted against the share limitations under the Stock and Incentive Plan. In the event of recapitalizations, reclassifications or other specified events affecting the Company or the shares of Common Stock, appropriate and equitable adjustments may be made to the number and kind of shares of Common Stock available for grant, as well as to other maximum limitations under the Stock and Incentive Plan, and the number and kind of shares of Common Stock or other rights and prices under outstanding awards.

Administration. The Stock and Incentive Plan is administered by the Compensation Committee. The Committee shall, to the extent deemed necessary or advisable by the Board, be constituted so each committee member will satisfy the requirements for (i) an “independent director” under rules adopted by the NYSE, (ii) a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and (iii) an “outside director” under Section 162(m) of the Code. Subject to the limitations set forth in the Stock and Incentive Plan, the Compensation Committee has the authority to determine the persons to whom awards are granted, the types of awards to be granted, the time at which awards will be granted, the number of shares of Common Stock, units or other rights subject to each award, the exercise, base or purchase price of an award, the time or times at which the award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an award, and the duration of the award. Subject to the terms of the Stock and Incentive Plan, the Compensation Committee shall have the authority to amend the terms of an award in any manner that is permitted by the Stock and Incentive Plan for the grant of an award, provided that no such action shall adversely effect the rights of a participant with respect to an outstanding award without the participant’s consent. In administering the Stock and Incentive Plan, the Compensation Committee will act in accordance with its authority under the Charter of the Compensation Committee, as in effect from time to time.

Eligibility. Awards under the Stock and Incentive Plan may be granted to any current or prospective employee, officer, director, consultant or advisor of the Company or any of its subsidiaries. Recipients of awards will be selected from time to time by the Compensation Committee in its sole discretion.

Stock Options. Stock options granted under the Stock and Incentive Plan may be issued as either incentive stock options (within the meaning of Section 422 of the Code), or as non-qualified options. The exercise price of an option will be determined by the Compensation Committee, provided that the exercise price per share will not be less than the fair market value of a share of Common Stock on the date of the grant of the option. The Compensation Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of employment or service of a participant. The maximum term of a stock option will be ten years from the date of grant. To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, (ii) in shares of Common Stock that have been held for at least six months, (iii) through an open-market broker-assisted transaction, (iv) by combination of any of the above methods, or (v) by such other method approved by the Compensation Committee, and must pay any required tax withholding amounts. For purposes of section 422 of the Code, the maximum value of shares of Common Stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by an employee in any one year is limited to $100,000. For purposes of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be covered under options granted under the Stock and Incentive Plan to any participant in any calendar year is 2,000,000 shares of Common Stock. The Stock and Incentive Plan prohibits “repricing” or the cancellation, substitution or amendment of an option for the purpose of reducing the exercise price of a previously granted option, except for equitable adjustments for changes in the Company’s corporate structure, as described above. In addition, the Stock and Incentive Plan does not permit the granting of automatic “reload” stock options.

Stock Appreciation Rights. A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon exercise, to receive a payment based on the excess of the fair market value of a share of Common Stock on the date of exercise over the base price of the right, multiplied by the number of shares of Common Stock as to which the right is being exercised. The base price may not be less than the fair market value of a share of Common Stock on the date of grant. The Compensation Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of employment or service of a participant. The maximum term of a stock appreciation right will be ten years from the date of grant. For purposes of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to stock appreciation rights granted under the Stock and Incentive Plan to any participant during any calendar year is 2,000,000 shares of Common Stock. Stock appreciation rights may be payable in cash or in shares of Common Stock or in a combination of both. The Stock and Incentive Plan prohibits “repricing” and “reload” of stock appreciation rights, as described above for stock options.

Restricted Stock Awards. A restricted stock award represents shares of Common Stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued employment of the participant for specified time periods and on the attainment of specified business performance goals established by the Compensation Committee. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the rights of a stockholder of the Company, including all voting and dividend rights, during the restriction period, unless the Compensation Committee determines otherwise at the time of the grant. For purposes of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to restricted stock awards granted under the Stock and Incentive Plan to any participant during any calendar year is 1,000,000 shares of Common Stock.

Stock Units. An award of stock units provides the participant the right to receive a payment based on the value of a share of Common Stock. Stock units may be subject to vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Such vesting requirements may be based on the continued employment of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Common Stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights. For purposes of Section 162(m) of the Code, the maximum number of stock units granted under the Stock and Incentive Plan to any participant during any calendar year is 1,000,000 stock units.

Stock Awards. A stock award represents shares of Common Stock that are issued free of restrictions on transfer and other incidents of ownership and free of forfeiture conditions. A stock award may be granted for past services, in lieu of bonus or other cash compensation, directors’ fees or for any other valid purpose as determined by the Compensation Committee. For purposes of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to stock awards granted under the Stock and Incentive Plan to any participant during any calendar year is 1,000,000 shares of Common Stock.

Performance Awards. The Compensation Committee may grant performance awards under the Stock and Incentive Plan, which shall represent the right to receive a payment in cash if performance goals established by the Compensation Committee for a performance period are satisfied. The Compensation Committee may grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, as well as performance awards that are not intended to so qualify. At the time a performance award is granted, the Compensation Committee will determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Compensation Committee deems appropriate. The Compensation Committee may also determine a target payment amount or a range of payment amounts for each award. For purposes of Section 162(m) of the Code, the maximum amount of compensation that may be payable to a participant during any one calendar year with respect to performance awards will be $10 million. In the case of performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee will designate performance criteria from among the criteria set forth below.

Section 162(m) Awards. Awards of options and stock appreciation rights granted under the Stock and Incentive Plan are intended by their terms to qualify for the performance-based compensation exception under Section 162(m) of the Code. In addition, the Compensation Committee may grant awards of restricted stock, stock units or stock awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable). For each such award, the performance criteria upon which the payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any Subsidiary or any business unit: cash flow; cash flow from operations; free cash flow; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; income before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; receivable turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. The foregoing performance criteria shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any items specified by the Compensation Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual, non-recurring or special items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company’s business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures.

Change In Control. The Compensation Committee may, in an award agreement, provide for the effect of a Change in Control (as defined in the Stock and Incentive Plan) on an award. These provisions may include the acceleration of vesting of an award, the elimination or modification of performance or other conditions, the extension of the time for exercise or realizing gain from an award, the acceleration of payment, cash settlement of an award or other adjustments that the Compensation Committee considers appropriate. Unless otherwise provided by the Compensation Committee and set forth in the applicable award agreement, upon a Change in Control, (i) each outstanding option and stock appreciation right, to the extent that it has not otherwise become vested and exercisable, will automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each restricted stock award will become fully and immediately vested and all forfeiture and transfer restrictions thereon will lapse, and (iii) each outstanding stock unit award, stock award and performance award will become immediately and fully vested and payable.

Term; Amendment and Termination. The term of the Stock and Incentive Plan is ten years from the date of the 2004 Annual Meeting. The Board may terminate or amend the Stock and Incentive Plan at any time, subject to stockholder approval under certain circumstances provided in the Stock and Incentive Plan. However, no termination or amendment of the Stock and Incentive Plan will adversely affect the rights of a participant under any previously granted award.

During fiscal 2008, stock options and restricted stock awards were granted under the Stock and Incentive Plan to the Company’s executives, as set forth in the table captioned “2008 Grants of Plan-Based Awards” above on page 25. Total stock options granted during the year to all executive officers as a group to purchase 423,953 shares of Common Stock were at an average weighted exercise price of $23.77 per share, and 340,667 shares of restricted stock were granted to all executive officers as a group. Stock options were granted to all other employees of the Company as a group to purchase 393,764 shares of Common Stock at an average weighted exercise price of $24.01 per share, and 375,338 shares of restricted stock were granted to all other employees of the Company as a group.

The terms and number of options, restricted stock or other awards to be granted in the future under the Stock and Incentive Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees cannot be determined at this time.

As of April 17, 2009, the closing price on the NYSE of the Company’s Common Stock was $27.50 per share.

Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2008 (in thousands, except exercise price data):

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options and Warrants	Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity compensation plans approved by stockholders(a)	6,743	$30.41	4,262
Equity compensation plans not approved by stockholders(b)	615	27.33	—

	7,358	$30.15	4,262

(a)	Includes the 1992 Long-Term Stock Incentive Plan, the 1995 Premium-Priced Stock Option Plan and the 2004 Stock and Incentive Plan.

(b)	Includes the 1998 Long-Term Employee Incentive Plan and Director Stock Plan, as further discussed in the “Stock-Based Employee Compensation” note of the Notes to Consolidated Financial Statements included at Item 8 of this Filing. Additionally, at December 31, 2008, the outstanding amount includes 10 compensation related warrants issued in 2003 at an exercise price of $33.08 per share.

(c)	Excludes securities listed in the first column of the table.

U.S. Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences of awards under the Stock and Incentive Plan to participants who are subject to United States tax. The tax consequences of the Stock and Incentive Plan to the Company and participants in other jurisdictions are not summarized below.

Stock Options. An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the nonqualified option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of Common Stock over the exercise price. The tax basis of the shares of Common Stock in the hands of the optionee will equal the exercise price paid for the shares of Common Stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares of Common Stock for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares of Common Stock will recognize capital gain or loss measured by the difference between the tax basis of the shares of Common Stock and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of Common Stock and will not generally recognize income upon exercise of the option, if certain requirements are satisfied, including the requirement that the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares of Common Stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares of Common Stock before the expiration of this holding period, will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Awards. The current United States federal income tax consequences of other awards authorized under the Stock and Incentive Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of exercise; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) stock units and performance awards are generally subject to ordinary income tax at the time of payment; and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m). Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company’s stockholders, the Stock and Incentive Plan will enable the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

Re-approval of the performance criteria under the Stock and Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RE-APPROVAL OF THE PERFORMANCE CRITERIA UNDER THE STOCK AND INCENTIVE PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for 2009, subject to stockholders ratifying the appointment at the Annual Meeting. PricewaterhouseCoopers (and its predecessor) has acted as independent auditors for the Company and its consolidated subsidiaries since 1981.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures that require the pre-approval of all audit, audit-related, tax and other services rendered by the Company’s independent auditors. Under the policy, an auditor services schedule is prepared at the beginning of each year that describes each type of service to be provided by the independent auditors and the projected fees for each such service. The Audit Committee reviews and approves in advance, as appropriate, each service listed on the auditor services schedule and the projected fees for each such service. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for specified services compared with the approved amounts. Projected fee amounts listed on the auditor services schedule may be updated, as appropriate in the Audit Committee’s discretion, at each regularly scheduled meeting of the Audit Committee. The Audit Committee may also pre-approve particular services on a case-by-case basis. The policy allows the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee. Any decisions made by the designated pre-approval member are reported, for informational purposes only, to the full Audit Committee at its next meeting.

Fees and Services of Independent Registered Public Accounting Firm

The following table summarizes fees for professional services provided to the Company by PricewaterhouseCoopers for the years ended December 31, 2008 and 2007 (in thousands):

Fees	2008	2007
Audit	$4,178	$4,161
Audit-Related	5,146	3,700
Tax	—	—
All Other	24	266

Total	$9,348	$8,127

Audit fees for the years ended December 31, 2008 and 2007, respectively, were for professional services rendered for the integrated audit of the consolidated financial statements and controls over financial reporting of the Company, as well as statutory audits, income tax provision procedures and assistance with review of documents and financial statements filed with the SEC.

Audit-related fees for the years ended December 31, 2008 and 2007, respectively, were for assurance and related services primarily attributable to acquisition-related financial due diligence and agreed-upon procedures (for deferred payments on prior acquisitions), as well as employee benefit plan audits and consultations concerning financial accounting and reporting standards.

All other fees for the year ended December 31, 2008 and 2007, respectively, were permissible services performed by PricewaterhouseCoopers that do not meet the above category descriptions, including information technology and related security assessments, software licenses and other miscellaneous services.

Vote on Ratification of Appointment

Although ratification of the appointment of PricewaterhouseCoopers as independent registered public accounting firm for 2009 by stockholders is not required by law or the By-Laws of the Company, the appointment of PricewaterhouseCoopers will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting in person or by proxy is necessary to ratify the appointment of PricewaterhouseCoopers. If the appointment is not ratified at the meeting, the Audit Committee will reconsider its appointment of independent auditors. In connection with its appointment of PricewaterhouseCoopers as independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers.

It is expected that a representative of PricewaterhouseCoopers will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS FOR 2009.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Stockholder Proposal Intended for Inclusion in the 2010 Proxy Statement

Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for presentation at the 2010 Annual Meeting of Stockholders must be in writing and received by the Corporate Secretary of the Company not later than December 22, 2009. If any stockholder who intends to propose any other matter to be acted on at the 2010 Annual Meeting of Stockholders does not inform the Company of such matter by February 21, 2010, the persons named as proxies for the 2010 Annual Meeting of Stockholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

Stockholder Nomination of a Candidate for Election as a Director

The Company’s By-Laws, a copy of which is available upon request to the Corporate Secretary of the Company, provide that nominations for Director may only be made by the Board or a stockholder entitled to vote who sends a stockholder notice of the nomination to the Corporate Secretary that is received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders. For a nominee of a stockholder to be eligible for election at the 2010 Annual Meeting, the stockholder’s notice of nomination must be received by the Corporate Secretary between January 22, 2010 and February 21, 2010. This advance notice period is intended to allow the Board to have an opportunity to consider persons expected to be nominated at the 2010 Annual Meeting.

A stockholder’s notice of nomination is required to set forth the following: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of capital stock of the Company that are beneficially owned by such person; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) and between the beneficial owner and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to Section 1.02(e) of the Company’s By-Laws.

Advance Notice of Business for 2010 Annual Meeting

The Company’s By-Laws provide that no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Corporate Secretary (containing certain information specified in the By-Laws about the stockholder and the proposed business) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders. For business proposed by a stockholder to be eligible to be brought before the 2010 Annual Meeting, the stockholder’s notice of proposed business must be received by the Corporate Secretary between January 22, 2010 and February 21, 2010.

CORPORATE SECRETARY ADDRESS FOR NOTICES AND REQUESTS

All notices to, or requests from, the Corporate Secretary should be sent to Omnicare, Inc., 1600 RiverCenter II, 100 E. RiverCenter Boulevard, Covington, Kentucky 41011.

OTHER MATTERS

As of the date of this Proxy Statement, the Company did not know of any other matter which will be presented for consideration at the Annual Meeting. However, if any other matter should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2009

Omnicare’s 2009 Proxy Statement and form of Proxy and 2008 Annual Report are available at http://ir.omnicare.com/phoenix.zhtml?c=65516&p=proxy.

EXPENSES OF SOLICITATION

The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone, by facsimile or by other electronic means from some stockholders, if such proxies are not promptly received. The Company also expects to retain D. F. King & Co., Inc., a proxy-soliciting firm, to assist in the solicitation of such proxies at a cost that will not exceed $11,500 plus reasonable expenses.

By Order of the Board of Directors

    CHERYL D. HODGES

    Secretary

April 21, 2009

APPENDIX A

OMNICARE, INC.

ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVE OFFICERS

1.	Application

This document sets forth the annual incentive plan applicable to those employees of Omnicare, Inc. (the “Company”) and its subsidiaries who are executive officers of the Company and whose annual incentive compensation for any taxable year of the Company commencing on or after January 1, 2009 the Committee (as hereafter defined) anticipates would not be deductible by the Company in whole or in part but for compliance with Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (“162(m) Covered Employee”), including members of the Board of Directors who are such employees. This plan is hereafter referred to as the “Plan” or “Annual Incentive Plan”.

2.	Eligibility

All 162(m) Covered Employees shall be eligible to be selected to participate in this Annual Incentive Plan. The Committee shall select the 162(m) Covered Employees who shall participate in this Plan in any year no later than 90 days after the commencement of the year (or no later than such earlier or later date as may be the applicable deadline for the compensation payable to such 162(m) Covered Employee for such year hereunder to qualify as “performance-based” under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”)).

3.	Administration

The Plan shall be administered by the Compensation and Incentive Committee of the Board of Directors (the “Board”), or by another committee appointed by the Board consisting of not less than two (2) Directors who are not employees of the Company or any subsidiary of the Company (the “Committee”). The Committee shall be comprised exclusively of Directors who are not employees and who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall have authority, subject to the provisions herein, to select employees to participate herein; establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, and waive rules and regulations for the Plan’s administration; and make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

4.	Establishment of Performance Goals and Award Opportunities

No later than 90 days after the commencement of each year commencing on or after January 1, 2009 (or no later than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such year to qualify as “performance-based” under Section 162(m)(4)(C) of the Code), the Committee shall establish in writing the method for computing the amount of compensation which will be payable under the Plan to each participant in the Plan for such year if the performance goals established by the Committee for such year are attained in whole or in part and if the participant’s employment by the Company or a subsidiary continues without interruption as provided in Section 6 hereof. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any award hereunder, within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

No later than 90 days after the commencement of each year commencing on or after January 1, 2009 (or no later than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such year to qualify as “performance-based” under Section 162(m)(4)(C) of the Code), the Committee shall establish in writing the performance goals for such year, which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses, as the Committee may determine: cash flow; cash flow from operations; free cash flow; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; income before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net assets turnover; inventory turnover; receivable turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual, non-recurring or special items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company’s business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

5.	Maximum Award

The maximum amount of compensation that may be paid under the Plan to any participant for any year is equal to $7.5 million.

6.	Attainment of Performance Goals Required

Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year, within the meaning of applicable Treasury regulations. Awards shall also be contingent on continued employment by the Company or a subsidiary of the Company during such year and through the date of payment for the awards as determined by the Committee. The only exceptions to this rule apply in the event of termination of employment by reason of death or disability (as determined by the Committee), or in the event of a Change of Control of the Company (as such term is defined in the Company’s 2004 Stock and Incentive Plan), during such year, in which case the following provisions shall apply. In the event of termination of employment by reason of death or disability during a Plan year, an award shall be payable under this Plan to the participant or the participant’s estate for such year, which shall be paid at the same time as the award the participant would have received for such year had no termination of employment occurred, and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. Notwithstanding the provisions of the preceding sentence, any payment in respect of an award that becomes due by reason of a participant’s death or disability during a Plan year shall be made not later than 2 1/2 months following the end of such Plan year. In the event of a Change of Control during a Plan year and prior to termination of employment, an incentive award shall be paid under the Plan at the time of such Change of Control to each participant, with the amount of such award being equal to the participant’s projected award under the Plan (as determined by the Committee) for the year in which the Change of Control occurs, multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to the Change of Control and the denominator of which is the number twelve.

Notwithstanding the foregoing provisions of this Section 6, an additional exception shall apply in the event of termination of employment by reason of retirement during a Plan year, but only if and to the extent it will not prevent any award payable hereunder (other than an award payable in the event of death, disability, Change of Control or retirement) from qualifying as “performance-based compensation” under Section 162(m)(4)(C) of the Code. Subject to the preceding sentence, in the event of termination of employment by reason of retirement during a Plan year an award shall be payable under this Plan to the participant for such year, which shall be paid at the same time as the award the participant would have received for such year had no termination of employment occurred, and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. Notwithstanding the provisions of the preceding sentence, any payment in respect of a participant’s retirement during a Plan year shall be made not later than 2 1/2 months following the end of such Plan year. A participant whose employment terminates for any reason not excepted above prior to payment of the award shall not be entitled to any award under the Plan for that year.

7.	Stockholder Approval and Committee Certification Contingencies; Payment of Awards

Payment of any awards under this Plan shall be contingent upon stockholder approval of the Plan, prior to payment, in accordance with applicable Treasury regulations under Code Section 162(m). Unless and until such stockholder approval is obtained, no award shall be paid pursuant to this Plan. Subject to the provisions of Paragraph 6 above relating to death, disability, Change of Control and retirement, payment of any award under this Plan shall also be contingent upon the Compensation Committee’s certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable Treasury regulations under Code Section 162(m). Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies).

8.	Amendment or Termination

The Board of Directors may amend, modify or terminate this Plan at any time, provided that no such amendment, modification or termination shall adversely affect the incentive opportunity of any participant with respect to the portion of the year elapsed prior to the date of such amendment, modification or termination, without such participant’s written consent.

9.	Interpretation and Construction

Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the participant provides otherwise. Both the participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

10.	Governing Law

The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles of that State.

APPENDIX B

OMNICARE, INC.

2004 STOCK AND INCENTIVE PLAN

1. PURPOSE

The purpose of this Omnicare, Inc. 2004 Stock and Incentive Plan is to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s operations is largely dependent. The Plan is also intended to further align the interests of key personnel with those of the stockholders by promoting the ownership of shares of Common Stock by these individuals.

2. DEFINITIONS

Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

(a) ‘Award’ means an award of an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Performance Award or Stock Award granted under the Plan.

(b) ‘Award Agreement’ means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(c) ‘Board’ means the Board of Directors of the Company.

(d) ‘Change in Control’ shall have the meaning set forth in Section 13.2 hereof.

(e) ‘Code’ means the Internal Revenue Code of 1986, as amended.

(f) ‘Common Stock’ means the Company’s Common Stock, par value $1.00 per share.

(g) ‘Committee’ means the Compensation and Incentive Committee of the Board.

(h) ‘Company’ means Omnicare, Inc., a Delaware corporation.

(i) ‘Date of Grant’ means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

(j) ‘Disability’ means a permanent and total disability (within the meaning of Section 22(e)(3) of the Code).

(k) ‘Eligible Person’ means any person who is an employee, officer, director, consultant or advisor of the Company or any Subsidiary, as determined by the Committee, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant or advisor of the Company or any Subsidiary.

(l) ‘Exchange Act’ means the Securities Exchange Act of 1934, as amended.

(m) ‘Fair Market Value’ of a share of Common Stock as of a given date shall be the closing price of a share of Common Stock on the New York Stock Exchange on the first trading date preceding the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

(n) ‘Incentive Stock Option’ means an Option to purchase shares of Common Stock granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

(o) ‘Nonqualified Stock Option’ means an Option to purchase shares of Common Stock granted under Section 6 hereof that is not an Incentive Stock Option.

(p) ‘Option’ means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

(q) ‘Participant’ means any Eligible Person who holds an outstanding Award under the Plan.

(r) ‘Performance Awards’ means an Award under Section 11 hereof entitling a Participant to a payment in cash at the end of a performance period, if the performance and other conditions established by the Committee are satisfied.

(s) ‘Plan’ means the Omnicare, Inc. 2004 Stock and Incentive Plan as set forth herein, as amended from time to time.

(t) ‘Restricted Stock Award’ means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

(u) ‘Section 162(m) Award’ means any Award that is intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code and the regulations promulgated thereunder.

(v) ‘Stock Award’ means an Award under Section 10 hereof entitling a Participant to shares of Common Stock that are free of transfer restrictions and forfeiture conditions.

(w) ‘Stock Appreciation Right’ means an Award under Section 7 hereof entitling a Participant to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

(x) ‘Stock Unit Award’ means an Award under Section 9 hereof entitling a Participant to a payment of a unit value based on the Fair Market Value of a share of Common Stock.

(y) ‘Subsidiary’ means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term ‘Subsidiary’ shall include only an entity that qualifies under Section 424(f) of the Code as a ‘subsidiary corporation’ with respect to the Company.

3. ADMINISTRATION

SECTION 3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall satisfy the requirements for (i) an ‘independent director’ under rules adopted by the New York Stock Exchange, (ii) a ‘nonemployee director’ for purposes of such Rule 16b-3 under the Exchange Act and (iii) an ‘outside director’ under Section 162(m) of the Code. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

SECTION 3.2 Committee Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is permitted by the Plan for the grant of an Award, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties. In administering the Plan, the Committee shall act in accordance with its authority under the Charter of the Compensation and Incentive Committee, as in effect from time to time.

SECTION 3.3 Grants to Committee Members. Any Awards under the Plan made to members of the Committee shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4. SHARES SUBJECT TO THE PLAN

SECTION 4.1 Share Limitations. Subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued and sold hereunder shall be 10,000,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. In addition, any shares of Common Stock exchanged by a Participant or withheld from a Participant as full or partial payment to the Company of the exercise price or tax withholding upon exercise or payment of an Award shall be added to the number of shares of Common Stock available for issuance under the Plan from time to time. Any Awards settled in cash shall not be counted against the share limitations set forth in this Section 4.1.

SECTION 4.2 Adjustments. If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation or other change in corporate structure affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 hereof, (ii) the maximum number and kind of shares or units set forth in Sections 6.1, 7.1, 8.1, 9.1 and 11.1 hereof, (iii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, (v) the performance measures or goals relating to an Award and (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

5. ELIGIBILITY AND AWARDS

All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has the authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. To the extent deemed necessary by the Committee, an Award will be evidenced by an Award Agreement as described in Section 14.1 hereof.

6. STOCK OPTIONS

SECTION 6.1 Grant of Option. An Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be subject to Options granted to any Participant during any calendar year shall be limited to 2,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).

SECTION 6.2 Exercise Price. The exercise price under any Option shall be determined by the Committee; provided, however, that the exercise price per share under an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

SECTION 6.3 Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and/or exercisable, and may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement. An Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s employment or other service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for cause or any other reason.

SECTION 6.4 Option Exercise; Tax Withholding. Subject to such terms and conditions as shall be specified in an Award, an Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) payment in shares of Common Stock that have been held by the Participant for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) by a delivery of a notice in the form acceptable to the Committee that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the exercise price (conditioned upon the payment of such net proceeds), (iv) by a combination of the methods described above, or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee and set forth in the Award Agreement.

SECTION 6.5 Limited Transferability of Nonqualified Options. All Options shall be nontransferable except (i) upon the Participant’s death, by the Participant’s will or the laws of descent and distribution or (ii) in the case of Nonqualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An award for a Nonqualified Stock Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant’s family member (as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement under the Securities Act of 1933.) The transfer of a Nonqualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

SECTION 6.6 Additional Rules for Incentive Stock Options.

(i) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation ‘SS’1.421-7(h).

(ii) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company, any Subsidiary, or any parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Options into account in the order in which granted.

(iii) Termination of Employment. An Award of an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following death or Disability, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(iv) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an ‘incentive stock option’ under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to ‘incentive stock options’ under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(v) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the issuance of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

SECTION 6.7 Repricing and Reloads Prohibited. Neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an Option that would have the effect of reducing the exercise price of an Option previously granted under the Plan, except in accordance with an adjustment permitted under Section 4.2 hereof. No Option granted under the Plan may provide for the automatic grant of another Option upon the exercise of the underlying Option without further action by the Committee.

7. STOCK APPRECIATION RIGHTS

SECTION 7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. A Stock Appreciation Right granted to an Eligible Person is an Award in the form of a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the Fair Market Value of shares of Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability of an Stock Appreciation Right at any time. The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 2,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).

SECTION 7.2 Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Option, and in such case, will be exercisable as determined by the Committee, but in no event after

10 years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

SECTION 7.3 Tandem Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. A Stock Appreciation Right granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. A Stock Appreciation Right granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

SECTION 7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock, subject to applicable tax withholding requirements.

SECTION 7.5 Repricing and Reload of Stock Appreciation Rights Prohibited. Neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of a Stock Appreciation Right previously granted under the Plan, except in accordance with an adjustment permitted under Section 4.2 hereof. No Stock Appreciation Right granted under the Plan may provide for the automatic grant of another Stock Appreciation Right upon the exercise of the Stock Appreciation Right without further action by the Committee.

8. RESTRICTED STOCK AWARDS

SECTION 8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. A Restricted Stock Award granted to an Eligible Person represents shares of Common Stock that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price. The Committee may grant Restricted Stock Awards that are Section 162(m) Awards, as well as Restricted Stock Awards that are not Section 162(m) Awards. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to a Participant during any one calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).

SECTION 8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Such vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion. In the case of any Restricted Stock Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee.

SECTION 8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

SECTION 8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

SECTION 8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s refraining from making an election with respect to the Award under Section 83(b) of the Code.

9. STOCK UNIT AWARDS

SECTION 9.1 Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. A Stock Unit Award is an Award to an Eligible Person of a number of hypothetical share units with respect to shares of Common Stock that are granted subject to such vesting and transfer restrictions and conditions of payment as the Committee shall determine and set forth in an Award Agreement. The value of each unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on any applicable date of determination. The Committee may grant Stock Unit Awards that are Section 162(m) Awards, as well as Stock Unit Awards that are not Section 162(m) Awards. The maximum number of units that may be subject to Stock Unit Awards granted to a Participant during any one calendar year shall be separately limited to 1,000,000 units (subject to adjustment as provided in Section 4.2 hereof). A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted, at the discretion of the Committee, together with a dividend equivalent right with respect to the same number of shares of Common Stock.

SECTION 9.2 Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall determine, in its sole discretion, any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion. In the case of any Stock Unit Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

SECTION 9.3 Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. The payment with respect to each share unit under a Stock Unit Award shall be determined by reference to the Fair Market Value of one share of Common Stock on each applicable payment date. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. In accordance with Section 14.4 hereof, the Committee may permit a Participant to defer the receipt of payment under a Stock Unit Award until such date or event as may be elected by the Participant in accordance with rules established by the Committee.

SECTION 9.4 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award.

10. STOCK AWARDS

SECTION 10.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, directors’ fees or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued free of restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price. The Committee may grant Stock Awards that are Section 162(m) Awards, as well as Stock Awards that are not Section 162(m) Awards. The maximum number of shares of Common Stock that may be subject to a Stock Awards granted to a Participant during any one calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).

SECTION 10.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11. PERFORMANCE AWARDS

SECTION 11.1 Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied. The Committee may grant Performance Awards that are Section 162(m) Awards, as well as Performance Awards that are not Section 162(m) Awards. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Committee deems appropriate. The Committee may also determine a target payment amount or a range of payment amounts for each Award. The performance goals applicable to a Performance Award grant may be subject to adjustments as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. The Committee’s authority to make such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award that is a Section 162(m) Award. In the case of any Performance Award that is a Section 162(m) Award, performance-goals shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. The maximum amount of compensation that may be paid to a Participant during any one calendar year under Performance Awards shall be $10,000,000.

SECTION 11.2 Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period, subject to any tax withholding requirements.

12. SECTION 162(m) AWARDS

SECTION 12.1 Awards. Awards of Options and Stock Appreciation Rights granted under the Plan are intended by their terms to qualify as Section 162(m) Awards. Restricted Stock Awards, Stock Unit Awards, Stock Awards and Performance Awards granted under the Plan may qualify as Section 162(m) Awards if the Awards are granted or become payable or vested based upon pre-established performance goals in accordance with this Section 12.

SECTION 12.2 Performance Criteria. In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the performance criteria upon which the grant, payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any Subsidiary or any business unit: cash flow; cash flow from operations; free cash flow; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; income before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; receivable turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual, non-recurring or special items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company’s business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures. In the case of Awards that are not Section 162(m) Awards, the Committee may designate performance criteria from among the foregoing or such other performance criteria as it shall determine in its sole discretion.

SECTION 12.3 Section 162(m) Requirements. In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the Committee shall make such determinations with respect to an Award as required by Section 162(m) of the Code within 90 days after the beginning of the performance period (or such other time period as is required under Section 162(m) of the Code). As and to the extent required by Section 162(m) of the Code, the terms of an Award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may give the Committee discretion to decrease the amount of compensation payable).

13. CHANGE IN CONTROL

SECTION 13.1 Effect of Change in Control. The Committee may, in an Award Agreement, provide for the effect of a ‘Change in Control’ (as defined below) on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. Unless otherwise provided by the Committee and set forth in the Award Agreement, upon a Change in Control, (i) each outstanding Option and Stock Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each Restricted Stock Award shall become fully immediately vested and all forfeiture and transfer restrictions shall lapse, and (iii) each outstanding Stock Unit Award, Stock Award and Performance Award shall become immediately and fully vested and payable.

SECTION 13.2 Definition of Change in Control. For purposes of this Agreement, a ‘Change in Control’ shall be deemed to have occurred upon any of the following:

(i) any Person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii) the merger or consolidation of the Company with or into another entity (or other similar reorganization), whether or not the Company is the surviving corporation, in which the stockholders of the Company immediately prior to the effective date of such transaction own less than 50% of the voting power in the surviving entity;

(iii) the sale or other disposition of all or substantially all of the assets of the Company, or a complete liquidation or dissolution of the Company; or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of such Board, unless the nomination for the election by the Company’s stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

For purposes of this Section 13.2, ‘Person’ shall mean any individual, firm, company, partnership, other entity or group, but excluding the Company, its affiliates, any employee benefit plan maintained by the Company, or an underwriter temporarily holding securities pursuant to an offering of such securities. For purposes of this Section 13.2, a Person shall be deemed the ‘beneficial owner’ of any securities (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such Person or any of its Affiliates or Associates, has directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing or any securities.

For purposes of this Section 13.2, ‘Affiliate’ or ‘Associate’ shall have the respective meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act.

14. GENERAL PROVISIONS

SECTION 14.1 Form of Agreement. To the extent deemed necessary by the Committee, an Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement shall also set forth the effect on an Award of termination of employment under certain circumstances. The Award Agreement may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

SECTION 14.2 Forfeiture Events. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

SECTION 14.3 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, an Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

SECTION 14.4 Deferrals of Payment. The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

SECTION 14.5 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

SECTION 14.6 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by, or otherwise serves, the Company or any Subsidiary.

SECTION 14.7 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

SECTION 14.8 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

SECTION 14.9 Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors, to discharge its obligations under the Plan.

SECTION 14.10 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of any such plan.

SECTION 14.11 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

SECTION 14.12 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

SECTION 14.13 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

SECTION 14.14 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

SECTION 14.15 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

15. EFFECTIVE DATE, AMENDMENT AND TERMINATION

SECTION 15.1 Effective Date. The Plan shall become effective following its adoption by the Board upon the approval of the Plan by the Company’s stockholders on the date of the 2004 Annual Meeting of Stockholders. The term of the Plan shall be 10 years from the date of such approval, subject to Section 15.3 hereof.

SECTION 15.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

SECTION 15.3 Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date it becomes effective in accordance with Section 15.1 hereof. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

OMNICARE, INC. 1600 RIVERCENTER II 100 E. RIVERCENTER BLVD. COVINGTON, KY 41011	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M11852	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

OMNICARE, INC.
The Board of Directors recommends a vote “FOR” all nominees listed and “FOR” Proposals 2, 3 and 4. Vote On Directors
1. Election of Directors
Nominees:	For	Against	Abstain
1a. John T. Crotty 1b. Joel F. Gemunder 1c. Steven J. Heyer 1d. Sandra E. Laney 1e. Andrea R. Lindell 1f. James D. Shelton 1g. John H. Timoney 1h. Amy Wallman	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	Vote On Proposal	For	Against	Abstain
				2. To approve the amendment of Omnicare’s Annual Incentive Plan for Senior Executive Officers and re-approve the performance criteria thereunder.	☐	☐	☐
				3. To re-approve the performance criteria under Omnicare’s 2004 Stock and Incentive Plan.	☐	☐	☐
				4. To ratify the appointment of independent registered public accounting firm.	☐	☐	☐

5.        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED AND “FOR” PROPOSALS 2, 3 AND 4.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give title as such. When signed on behalf of a corporation, partnership, estate trust, or other stockholder, state your title or capacity or otherwise indicate that you are authorized to sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M11853

OMNICARE, INC.

100 E. Rivercenter Boulevard

Covington, Kentucky 41011

This Proxy is Solicited by the Board of Directors for

the Annual Meeting of Stockholders, May 22, 2009

The undersigned hereby appoints J.F. Gemunder, D.W. Froesel, Jr. and C.D. Hodges as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Omnicare, Inc. held of record by the undersigned as of April 3, 2009 at the Annual Meeting of Stockholders to be held on May 22, 2009, or at any postponement or adjournment thereof.

OMNICARE, INC. 1600 RIVERCENTER II 100 E. RIVERCENTER BLVD. COVINGTON, KY 41011	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M12239	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

OMNICARE, INC.
The Board of Directors recommends a vote “FOR” all nominees listed and “FOR” Proposals 2, 3 and 4. Vote On Directors
1. Election of Directors
Nominees:	For	Against	Abstain
1a. John T. Crotty 1b. Joel F. Gemunder 1c. Steven J. Heyer 1d. Sandra E. Laney 1e. Andrea R. Lindell 1f. James D. Shelton 1g. John H. Timoney 1h. Amy Wallman	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	Vote On Proposal	For	Against	Abstain
				2. To approve the amendment of Omnicare’s Annual Incentive Plan for Senior Executive Officers and re-approve the performance criteria thereunder.	☐	☐	☐
				3. To re-approve the performance criteria under Omnicare’s 2004 Stock and Incentive Plan.	☐	☐	☐
				4. To ratify the appointment of independent registered public accounting firm.	☐	☐	☐

5.        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED AND “FOR” PROPOSALS 2, 3 AND 4.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give title as such. When signed on behalf of a corporation, partnership, estate trust, or other stockholder, state your title or capacity or otherwise indicate that you are authorized to sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M12282

OMNICARE, INC.

100 E. Rivercenter Boulevard

Covington, Kentucky 41011

April 21, 2009

To Participants of Omnicare Retirement and Savings Plans:

We are writing to you in connection with the Annual Meeting of Stockholders of Omnicare, Inc. to be held on May 22, 2009.

Under the terms of certain Omnicare retirement and savings plans (any of such plans, a “Plan”), each participant of such Plan has the right to instruct the Trustee of such Plan on how to vote the eligible shares of Omnicare stock allocated to his or her account.

Enclosed for your information is a copy of the proxy solicitation material for Omnicare’s 2009 Annual Meeting of Stockholders. Also attached is a form to provide the Charles Schwab Trust Company, as Trustee of each Plan, with confidential instructions on how to vote the eligible shares of Omnicare stock allocated to your Plan.

Upon receipt of your vote the Charles Schwab Trust Company will vote the shares of Omnicare stock as instructed. Further, we wish to assure you that the Charles Schwab Trust Company as well as Broadridge, Tabulator for the Trustees, have been advised that the instructions received from individual participants will not be divulged or released to any outside person, including officers or employees of Omnicare, Inc. The Charles Schwab Trust Company, however, has the right, as Trustee, to vote any shares of Omnicare stock for which voting instructions have not been received, or where shares are not vested or allocated, in the same proportion and in the same manner as shares in the other stock accounts are voted.

We look forward to seeing many of you at the Annual Meeting.

Joel F. Gemunder

President and Chief Executive Officer